AGREEMENT AND PLAN OF MERGER

                                      among

                            CALENERGY COMPANY, INC.,

                       MAVERICK REINCORPORATION SUB, INC.,

                       MIDAMERICAN ENERGY HOLDINGS COMPANY

                                       and

                                    MAVH INC.





                           --------------------------

                           Dated as of August 11, 1998

                           --------------------------

                                TABLE OF CONTENTS

ARTICLE I. THE MERGER..........................................................1
    Section 1.1.  The Merger...................................................1
    Section 1.2.  Effective Time...............................................2
    Section 1.3.  Effect of the Merger.........................................2
    Section 1.4.  Subsequent Actions...........................................2
    Section 1.5.  Articles of Incorporation; By-Laws...........................2
    Section 1.6.  Reincorporation..............................................3

ARTICLE II. TREATMENT OF SHARES................................................3
    Section 2.1.  Conversion of Securities.....................................3
    Section 2.2.  Dissenting Shares............................................4
    Section 2.3.  Surrender of Shares; Stock Transfer Books....................4
    Section 2.4.  MidAmerican Option Plan......................................6

ARTICLE III. THE CLOSING.......................................................7
    Section 3.1.  Closing......................................................7

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF MAVERICK AND MERGER SUB..........7
    Section 4.1.  Organization and Qualification...............................8
    Section 4.2.  Subsidiaries.................................................8
    Section 4.3.  Capitalization...............................................9
    Section 4.4.  Authority; Non-Contravention; Statutory Approvals;
                  Compliance..................................................10
    Section 4.5.  Reports and Financial Statements............................12
    Section 4.6.  Absence of Certain Changes or Events; Absence of
                  Undisclosed Liabilities.....................................13
    Section 4.7.  Litigation..................................................13
    Section 4.8.  Joint Proxy Statement.......................................14
    Section 4.9.  Tax Matters.................................................14
    Section 4.10. Employee Matters; ERISA.....................................18
    Section 4.11. Environmental Protection....................................21
    Section 4.12. Regulation as a Utility.....................................25
    Section 4.13. Vote Required...............................................25
    Section 4.14. Insurance...................................................25
    Section 4.15. Opinions of Financial Advisors..............................25
    Section 4.16. Brokers.....................................................26
    Section 4.17. Financing Arrangements......................................25

ARTICLE V.  REPRESENTATIONS AND WARRANTIES OF HAWK............................25
    Section 5.1.  Organization and Qualification..............................25
    Section 5.2.  Subsidiaries................................................25
    Section 5.3.  Capitalization..............................................26
    Section 5.4.  Authority; Non-Contravention; Statutory Approvals;
                  Compliance..................................................27
    Section 5.5.  Reports and Financial Statements............................29
    Section 5.6.  Absence of Certain Changes or Events; Absence of
                  Undisclosed Liabilities.....................................30
    Section 5.7.  Litigation..................................................31
    Section 5.8.  Joint Proxy Statement.......................................31
    Section 5.9.  Tax Matters.................................................31
    Section 5.10. Employee Matters; ERISA.....................................35
    Section 5.11. Environmental Protection....................................39
    Section 5.12. Regulation as a Utility.....................................40
    Section 5.13. Vote Required...............................................41
    Section 5.14. Insurance...................................................41
    Section 5.15. Opinion of Financial Advisor................................41
    Section 5.16. Brokers.....................................................41
    Section 5.17. Non-Applicability of Certain Provisions of Iowa Act.........41
    Section 5.18. MidAmerican Rights Agreement................................42

ARTICLE VI.  CONDUCT OF BUSINESS PENDING THE MERGER...........................42
    Section 6.1.  Conduct of Business by MidAmerican Pending the Merger.......42
    Section 6.2.  Conduct of Business by CalEnergy Pending the Merger.........45
    Section 6.3.  Additional Covenants by MidAmerican and CalEnergy
                  Pending the Merger..........................................47

ARTICLE VII.  ADDITIONAL AGREEMENTS...........................................48
    Section 7.1.  Access to Information.......................................48
    Section 7.2.  Joint Proxy Statement.......................................49
    Section 7.3.  Regulatory Approvals and Other Matters......................49
    Section 7.4.  Stockholder Approvals.......................................50
    Section 7.5.  Directors' and Officers' Indemnification....................51
    Section 7.6.  Disclosure Schedules........................................52
    Section 7.7.  Public Announcements........................................53
    Section 7.8.  No Solicitations............................................53
    Section 7.9.  Expenses....................................................55
    Section 7.10. Board of Directors..........................................55
    Section 7.11. Consulting Agreement........................................55
    Section 7.12. Current Employment Arrangements.............................56
    Section 7.13. Post-Merger Operations and Workforce Matters................56
    Section 7.14. Name of Parent..............................................57
    Section 7.15. Contributions to Rabbi Trusts...............................57

ARTICLE VIII.  CONDITIONS.....................................................57
    Section 8.1.  Conditions to Each Party's Obligation to Effect
                  the Merger..................................................57
    Section 8.2.  Conditions to Obligation of MidAmerican to Effect
                  the Merger..................................................58
    Section 8.3.  Conditions to Obligation of CalEnergy, Parent and
                  Merger Sub to Effect the Merger.............................58

ARTICLE IX.  TERMINATION, AMENDMENT AND WAIVER................................60
    Section 9.1.  Termination.................................................60
    Section 9.2.  Effect of Termination.......................................63
    Section 9.3.  Termination Fee; Expenses...................................63
    Section 9.4.  Amendment...................................................65
    Section 9.5.  Waiver......................................................65

ARTICLE X.  GENERAL PROVISIONS................................................66
    Section 10.1.  Non-Survival; Effect of Representations and Warranties.....66
    Section 10.2.  Brokers....................................................66
    Section 10.3.  Notices....................................................66
    Section 10.4.  Miscellaneous..............................................67
    Section 10.5.  Interpretation.............................................67
    Section 10.6.  Counterparts; Effect.......................................67
    Section 10.7.  Enforcement................................................67
    Section 10.8.  Parties in Interest........................................68
    Section 10.9.  Further Assurances.........................................68
    Section 10.10. Waiver of Jury Trial.......................................69
    Section 10.11. Certain Definitions........................................69



EXHIBIT A     Consulting Agreement

                          AGREEMENT AND PLAN OF MERGER


     AGREEMENT  AND  PLAN  OF  MERGER,   dated  as  of  August  11,  1998  (this
"Agreement"), among CalEnergy Company, Inc., a Delaware corporation ("CalEnergy"), MidAmerican Energy Holdings Company, an Iowa corporation ("MidAmerican"), Maverick Reincorporation Sub, Inc., an Iowa corporation which is a wholly-owned subsidiary of CalEnergy ("Reincorporation Sub"), and MAVH Inc., an Iowa corporation which is, directly or indirectly, a wholly-owned subsidiary of CalEnergy ("Merger Sub").

                              W I T N E S S E T H :

     WHEREAS, the Boards of Directors of CalEnergy and MidAmerican each have determined that the acquisition of MidAmerican by CalEnergy is in the best interests of each of its companies' stockholders and employees and, in the case of MidAmerican, those customers and communities served by MidAmerican; and

     WHEREAS, in furtherance thereof, the Boards of Directors of CalEnergy, Reincorporation Sub, MidAmerican and Merger Sub have approved the business combination transaction provided for in this Agreement, pursuant to which Merger Sub will merge with and into MidAmerican, with MidAmerican being the surviving corporation, in accordance with the Iowa Business Corporation Act (the "Iowa Act") and upon the terms and subject to the conditions set forth in this Agreement (such transaction is referred to as the "Merger"), as a result of which Parent (as defined below) will own, directly or indirectly through a wholly owned subsidiary, all of the outstanding shares (the "Shares") of common stock, no par value, of MidAmerican ("MidAmerican Common Stock").

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I.

                                   THE MERGER

     Section 1.1. The Merger. At the Effective Time (as defined in Section 1.2) and upon the terms and subject to the conditions of this Agreement and the Iowa Act, Merger Sub shall be merged with and into MidAmerican, the separate corporate existence of Merger Sub shall cease, and MidAmerican shall continue as the surviving corporation (sometimes hereinafter referred to as the "Surviving Corporation").

     Section 1.2. Effective Time. On the Closing Date (as defined in Section 3.1), a certificate of merger complying with the requirements of the Iowa Act shall be executed and filed by MidAmerican and Merger Sub with the Secretary of State of Iowa. The Merger shall become effective on the date on which the certificate of merger is duly filed with the Secretary of State of Iowa or at such time as is specified in the certificate of merger (the "Effective Time").

     Section 1.3. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the Iowa Act. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of MidAmerican and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of MidAmerican and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     Section 1.4. Subsequent Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of MidAmerican or Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either MidAmerican or Merger Sub, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

     Section 1.5.  Articles of Incorporation; By-Laws.

     (a) Unless otherwise determined by CalEnergy prior to the Effective Time, at the Effective Time the Articles of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation.

     (b) The By-Laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by law, the Articles of Incorporation of the Surviving Corporation and such By-Laws.

     Section 1.6. Reincorporation. CalEnergy shall take such actions, including making all necessary filings in the States of Iowa and Delaware, to effect, immediately prior to the Effective Time, the reincorporation of CalEnergy (the "Reincorporation") by a merger of CalEnergy with and into Reincorporation Sub, which shall be the surviving corporation in such merger ("Parent") and shall succeed to all of the rights, obligations and liabilities of CalEnergy.

                                   ARTICLE II.

                               TREATMENT OF SHARES

     Section 2.1. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, MidAmerican or the holder of any of the following securities:

     (a) Each Share, together with the associated purchase rights ("MidAmerican Rights") under the MidAmerican Rights Agreement (as defined in Section 5.18), issued and outstanding immediately prior to the Effective Time (other than any Shares to be canceled pursuant to Section 2.1(b) and any Dissenting Shares (as defined in Section 2.2(a)) shall be canceled and extinguished and be converted into the right to receive $27.15 (the "Per Share Amount") in cash payable to the holder thereof, without interest, upon surrender of the certificate representing such Share. Throughout this Agreement, the term "Shares" refers to the Shares together with the associated MidAmerican Rights.

     (b) Each Share held in the treasury of MidAmerican and each Share owned by Parent or any direct or indirect Subsidiary (as defined below) of Parent or of MidAmerican immediately prior to the Effective Time shall be canceled and extinguished, and no payment or other consideration shall be made with respect thereto.

     (c) Each share of common stock, no par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall thereafter represent one validly issued, fully paid and nonassessable share of common stock, no par value, of the Surviving Corporation.

     Section 2.2.  Dissenting Shares.

     (a) Notwithstanding any provision of this Agreement to the contrary, any Shares held by a holder who has demanded and perfected his demand for appraisal of his Shares in accordance with Section 1302 of the Iowa Act and as of the Effective Time has neither effectively withdrawn nor lost his right to such appraisal ("Dissenting Shares"), shall not be converted into or represent a right to receive cash pursuant to Section 2.1, but the holder thereof shall be entitled to only such rights in respect thereof as are granted by Section 1302 of the Iowa Act.

     (b) Notwithstanding the provisions of subsection (a) of this Section, if any holder of Shares who demands appraisal of his Shares under the Iowa Act shall effectively withdraw or lose (through failure to perfect or otherwise) his right to appraisal, then as of the Effective Time or the occurrence of such event, whichever later occurs, such holder's Shares shall automatically be converted into and represent only the right to receive cash as provided in
Section 2.1(a), without interest thereon, upon surrender of the certificate or certificates representing such Shares.

     (c) MidAmerican shall give CalEnergy or Parent, as the case may be, (i) prompt notice of any written demands for appraisal or payment of the fair value of any Shares, withdrawals of such demands, and any other instruments served pursuant to the Iowa Act received by MidAmerican and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the Iowa Act. MidAmerican shall not voluntarily make any payment with respect to any demands for appraisal and shall not, except with the prior written consent of CalEnergy, settle or offer to settle any such demands.

     Section 2.3.  Surrender of Shares; Stock Transfer Books.

     (a) Prior to the Effective Time, MidAmerican shall designate a bank or trust company to act as agent for the holders of Shares (the "Exchange Agent") to receive the funds necessary to make the payments contemplated by Section 2.1. At the Effective Time, Parent shall deposit, or cause to be deposited, in trust with the Exchange Agent for the benefit of holders of Shares, the aggregate consideration to which such holders shall be entitled at the Effective Time pursuant to Section 2.1.

     (b) Each holder of a certificate or certificates representing any Shares canceled upon the Merger pursuant to Section 2.1(a) may thereafter surrender such certificate or certificates to the Exchange Agent, as agent for such holder, to effect the surrender of such certificate or certificates on such holder's behalf for a period ending six months after the Effective Time. Parent agrees that promptly after the Effective Time it shall cause the distribution to holders of record of Shares as of the Effective Time of appropriate materials to facilitate such surrender. Upon the surrender of certificates representing the Shares, Parent shall cause the Exchange Agent to pay the holder of such certificates in exchange therefor cash in an amount equal to the Per Share Amount multiplied by the number of Shares represented by such certificate, plus the amount of dividends or other distributions with a record date prior to the Effective Time, if any, remaining unpaid with respect to the Shares represented by such certificate immediately prior to the Effective Time. Until so surrendered, each such certificate (other than certificates representing Dissenting Shares and certificates representing Shares canceled pursuant to
Section 2.1(b)) shall represent solely the right to receive the aggregate Per Share Amount relating thereto, subject, however, to Parent's obligation (if any) to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared by MidAmerican on the shares of MidAmerican Common Stock in accordance with the terms of this Agreement on or prior to the date of this Agreement and which remain unpaid at the Effective Time.

     (c) If payment of cash in respect of canceled Shares is to be made to a Person other than the Person in whose name a surrendered certificate or instrument is registered, it shall be a condition to such payment that the certificate or instrument so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such payment shall have paid any transfer and other taxes required by reason of such payment in a name other than that of the registered holder of the certificate or instrument surrendered or shall have established to the satisfaction of Parent or the Exchange Agent that such tax either has been paid or is not payable.

     (d) At the Effective Time, the stock transfer books of MidAmerican shall be closed and there shall not be any further registration of transfer of any shares of capital stock thereafter on the records of MidAmerican. From and after the Effective Time, the holders of certificates evidencing ownership of the Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided for herein or by applicable law. If, after the Effective Time, certificates for Shares are presented to the Surviving Corporation, they shall be canceled and exchanged for cash as provided in Section 2.1(a). No interest shall accrue or be paid on any cash payable upon the surrender of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares.

     (e) Promptly following the date which is six months after the Effective Time, the Exchange Agent shall deliver to Parent all cash (including any interest received with respect thereto), certificates and other documents in its possession relating to the transactions contemplated hereby, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a certificate representing Shares (other than certificates representing Dissenting Shares and certificates representing Shares canceled pursuant to Section 2.1(b)) shall be entitled to look to the Surviving Corporation (subject to applicable abandoned property, escheat and similar laws) only as general creditors thereof with respect to the aggregate Per Share Amount payable upon due surrender of their certificates, without any interest or dividends thereon. Notwithstanding the foregoing, neither Parent, the Surviving Corporation nor the Exchange Agent shall be liable to any holder of a certificate representing Shares for the Per Share Amount delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (f) The Per Share Amount paid in the Merger shall be net to the holder of Shares in cash, subject to reduction only for any applicable federal back-up withholding or, as set forth in Section 2.3(c), stock transfer taxes payable by such holder.

     Section 2.4. MidAmerican Option Plan.

     (a) CalEnergy or, as the case may be, Parent shall take all actions necessary to provide that, upon consummation of the Merger, each then outstanding option to purchase shares of MidAmerican Common Stock or stock appreciation right representing the right (contingent or other) to purchase shares of MidAmerican Common Stock or, following the Merger, of shares of common stock, no par value, of Parent ("Parent Common Stock), or grant of performance shares representing the right (contingent or other) to purchase shares of MidAmerican Common Stock or, following the Merger, of Parent Common Stock, or other similar interest (collectively, the "MidAmerican Options") whether granted under MidAmerican's 1995 Long-Term Incentive Plan (the "MidAmerican Option Plan") or under any other plan or arrangement, whether or not then exercisable or vested, all of which, together with the applicable exercise prices, are disclosed in Section 5.10(a) of the MidAmerican Disclosure Schedule (or as otherwise permitted from and after the date of this Agreement pursuant to
Section 6.1(c)) shall be assumed by Parent at the Effective Time (except in the case of performance shares of MidAmerican, which will be paid the Per Share Amount at the Effective Time), and each such MidAmerican Option shall become an option to purchase the number of shares of Parent Common Stock rounded to the nearest whole number (a "MidAmerican Substitute Option") equal to the number of shares of MidAmerican Common Stock subject to such MidAmerican Option multiplied by the number (the "Exchange Ratio") determined by dividing the Per Share Amount by the CalEnergy Share Price (as defined below). The "CalEnergy Share Price" shall be equal to the average of the closing prices of the common stock, par value $0.0675 per share, of CalEnergy ("CalEnergy Common Stock), on the New York Stock Exchange Composite Transaction Reporting System, as reported in The Wall Street Journal, for the 20 trading days immediately preceding the second trading day prior to the Effective Time. The per share exercise price for each MidAmerican Substitute Option shall be the current exercise price per share of MidAmerican Common Stock divided by the Exchange Ratio (rounded up to the nearest full cent), and each MidAmerican Substitute Option otherwise shall be subject, in all material respects, to the other terms and conditions of the original MidAmerican Option to which it relates.

     (b) Prior to the Effective Time, MidAmerican shall take such actions as are necessary under applicable law and the applicable agreements and the MidAmerican Option Plan to ensure that each outstanding MidAmerican Option shall, from and after the Effective Time, represent only the right to purchase, upon exercise, shares of Parent Common Stock.

     (c) As soon as reasonably practicable after the Effective Time, Parent shall cause to be included under a registration statement on Form S-8 of Parent all shares of Parent Common Stock which are subject to MidAmerican Substitute Options, and shall maintain the effectiveness of such registration statement until all such MidAmerican Substitute Options have been exercised, expired or forfeited.

                                  ARTICLE III.

                                  THE CLOSING

     Section 3.1. Closing. The closing of the Merger (the "Closing") shall take place at the offices of Willkie Farr & Gallagher, 787 Seventh Avenue, New York, New York, 10019 at 10:00 A.M., New York time, on the second business day immediately following the date on which the last of the conditions set forth in
Article VIII hereof is fulfilled or waived, or at such other time, date and place as CalEnergy and MidAmerican shall mutually agree (the "Closing Date").

                                   ARTICLE IV.

            REPRESENTATIONS AND WARRANTIES OF MAVERICK AND MERGER SUB

     CalEnergy and Merger Sub hereby represent and warrant to MidAmerican as follows:

     Section 4.1. Organization and Qualification. CalEnergy and each of the CalEnergy Subsidiaries and, to the knowledge of CalEnergy, each of the CalEnergy Joint Ventures is a corporation or other entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority and has been duly authorized by all necessary approvals and orders to own, lease and operate its assets and properties and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary other than in such jurisdictions where the failure to so qualify and be in good standing, when taken together with all other such failures, would not have a material adverse effect on the business, operations, properties, assets, condition (financial or other), prospects or the results of operations of CalEnergy and the CalEnergy Subsidiaries taken as a whole or on the consummation of the transactions contemplated by this Agreement (any such material adverse effect, a "CalEnergy Material Adverse Effect"). The term "Subsidiary" of a Person shall mean any corporation or other entity (including partnerships and other business associations and joint ventures) in which such Person directly or indirectly owns at least a majority of the voting power represented by the outstanding capital stock or other voting securities or interests having voting power under ordinary circumstances to elect a majority of the directors or similar members of the governing body, or otherwise to direct the management and policies, of such corporation or entity, and the term "CalEnergy Subsidiary" shall mean a Subsidiary of CalEnergy. The term "Joint Venture" of a Person shall mean any corporation or other entity (including partnerships and other business associations and joint ventures) in which such Person directly or indirectly owns an equity interest that is less than a majority of any class of the outstanding voting securities or equity of any such entity, other than equity interests held for passive investment purposes which are less than 5% of any class of the outstanding voting securities or equity of any such entity, and the term "CalEnergy Joint Venture" shall mean a Joint Venture of CalEnergy.

     Section 4.2. Subsidiaries. Section 4.2 of the CalEnergy Disclosure Schedule delivered by CalEnergy to MidAmerican prior to the execution of this Agreement (the "CalEnergy Disclosure Schedule") sets forth a list of all the CalEnergy Subsidiaries and the CalEnergy Joint Ventures, including the name of each such entity, a brief description of the principal line or lines of business conducted by each such entity and the interest of CalEnergy and the CalEnergy Subsidiaries therein. Except as set forth in Section 4.2 of the CalEnergy Disclosure Schedule, neither CalEnergy nor any of the CalEnergy Subsidiaries nor any of the CalEnergy Joint Ventures is a "holding company," a "subsidiary company" of a holding company or an "affiliate" of a holding company within the meaning of
Section 2(a)(7), 2(a)(8) or 2(a)(11) of the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"), respectively, and none of such entities is a "public utility company" within the meaning of Section 2(a)(5) of the 1935 Act. Except as set forth in Section 4.2 of the CalEnergy Disclosure Schedule,
(i) all of the issued and outstanding shares of capital stock of each CalEnergy Subsidiary are validly issued, fully paid, nonassessable and free of preemptive rights and to the extent owned, directly or indirectly, by CalEnergy, are owned free and clear of any liens, claims, encumbrances, security interests, charges and options of any nature whatsoever ("Liens") and (ii) there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other pledges, security interests, encumbrances, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating CalEnergy or any CalEnergy Subsidiary to issue, deliver or sell, pledge, grant a security interest or encumber, or cause to be issued, delivered or sold, pledged or encumbered or a security interest to be granted on, shares of capital stock of any CalEnergy Subsidiary or obligating CalEnergy or any CalEnergy Subsidiary to grant, extend or enter into any such agreement or commitment.

     Section 4.3. Capitalization. The authorized capital stock of CalEnergy consists of 180,000,000 shares of CalEnergy Common Stock and 2,000,000 shares of preferred stock, no par value, none of which preferred stock is outstanding. As of the close of business on the date of this Agreement, (i) 59,531,007 shares of CalEnergy Common Stock are outstanding, (ii) not more than 5,837,838 shares of CalEnergy Common Stock are reserved for issuance pursuant to CalEnergy's existing stock option agreements and plans and its 1994 Employee Stock Purchase Plan and 401(k) Savings Plan (such agreements and plans, collectively, the "CalEnergy Stock Plans"), (iii) 23,448,493 shares of CalEnergy Common Stock are held by CalEnergy in its treasury or by its wholly owned Subsidiaries, and (iv) except as set forth in Section 4.3 of the CalEnergy Disclosure Schedule, no bonds, debentures, notes or other indebtedness having the right to vote (or convertible into securities having the right to vote) on any matters on which stockholders may vote ("Voting Debt") is issued or outstanding. All of the issued and outstanding shares of CalEnergy Common Stock are validly issued, fully paid, nonassessable and free of preemptive rights. As of the date of this Agreement, except as set forth in Section 4.3 of the CalEnergy Disclosure Schedule or as may be provided by the CalEnergy Stock Plans, there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies, or other pledges, security interests, encumbrances, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating CalEnergy or any CalEnergy Subsidiary to issue, deliver or sell, pledge, grant a security interest or encumber, or cause to be issued, delivered or sold, pledged or encumbered or a security interest to be granted on, shares of capital stock or any Voting Debt of CalEnergy or obligating CalEnergy or any CalEnergy Subsidiary to grant, extend or enter into any such agreement or commitment.

     Section 4.4. Authority; Non-Contravention; Statutory Approvals; Compliance.

     (a) Authority. CalEnergy, Reincorporation Sub and Merger Sub have all requisite power and authority to enter into this Agreement and, subject to the receipt of the CalEnergy Stockholders' Approval (as defined in Section 4.13) and the CalEnergy Required Statutory Approvals (as defined in Section 4.4(c)), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by CalEnergy, Reincorporation Sub and Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of CalEnergy and Merger Sub, subject to obtaining the CalEnergy Stockholders' Approval. This Agreement has been duly and validly executed and delivered by CalEnergy, Reincorporation Sub and Merger Sub, and, assuming the due authorization, execution and delivery hereof by MidAmerican, this Agreement constitutes the valid and binding obligation of each of CalEnergy, Reincorporation Sub and Merger Sub enforceable against each of them in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

     (b) Non-Contravention. The execution and delivery of this Agreement by CalEnergy, Reincorporation Sub and Merger Sub do not, and the consummation of the transactions contemplated hereby will not, in any respect, violate, conflict with or result in a breach of any provision of, or constitute a default (with or without notice or lapse of time or both) under, or result in the termination or modification of, or accelerate the performance required by, or result in a right of termination, cancellation or acceleration of any obligation or the loss of a benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of CalEnergy or any of the CalEnergy Subsidiaries or the CalEnergy Joint Ventures (any such violation, conflict, breach, default, right of termination, modification, cancellation or acceleration, loss or creation, is referred to herein as a "Violation" with respect to CalEnergy, and such term when used in Article V shall have a correlative meaning with respect to MidAmerican) pursuant to any provisions of
(i) the certificate or articles of incorporation, by-laws or similar governing documents of CalEnergy or any of the CalEnergy Subsidiaries or the CalEnergy Joint Ventures, (ii) subject to obtaining the CalEnergy Required Statutory Approvals and the receipt of the CalEnergy Stockholders' Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority (as defined in Section 4.2(c)) applicable to CalEnergy or any of the CalEnergy Subsidiaries or the CalEnergy Joint Ventures or any of their respective properties or assets or (iii) subject to obtaining the third-party consents set forth in Section 4.4(b) of the CalEnergy Disclosure Schedule (the "CalEnergy Required Consents"), any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which CalEnergy or any of the CalEnergy Subsidiaries or the CalEnergy Joint Ventures is a party or by which it or any of its properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii) such Violations which would not, in the aggregate, have a CalEnergy Material Adverse Effect.

     (c) Statutory Approvals. Except as described in Section 4.4(c) of the CalEnergy Disclosure Schedule, no declaration, filing or registration with, or notice to or authorization, consent or approval of, any court, federal, state, local or foreign governmental or regulatory body (including a stock exchange or other self-regulatory body) or authority (each, a "Governmental Authority") is necessary for the execution and delivery of this Agreement by CalEnergy,
Reincorporation Sub and Merger Sub or the consummation by CalEnergy, Reincorporation Sub and Merger Sub of the transactions contemplated hereby (the "CalEnergy Required Statutory Approvals," it being understood that references in this Agreement to "obtaining" such CalEnergy Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notices; obtaining such authorizations, consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law).

     (d) Compliance. Except as set forth in Section 4.4(d) or 4.11 of the CalEnergy Disclosure Schedule or as disclosed in the CalEnergy SEC Reports (as defined in Section 4.5) filed as of the date of this Agreement, neither CalEnergy nor any of the CalEnergy Subsidiaries nor, to the knowledge of CalEnergy, any CalEnergy Joint Venture is in violation of, is, to the knowledge of CalEnergy, under investigation with respect to any violation of, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any Governmental Authority, except for violations which individually or in the aggregate do not, and insofar as reasonably can be foreseen will not, have a CalEnergy Material Adverse Effect. Except as set forth in Section 4.4(d) or 4.11 of the CalEnergy Disclosure Schedule, CalEnergy and the CalEnergy Subsidiaries and, to the knowledge of CalEnergy, the CalEnergy Joint Ventures have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted which are material to the operation of the businesses of CalEnergy and the CalEnergy Subsidiaries. Except as set forth in Section 4.4(d) of the CalEnergy Disclosure Schedule, CalEnergy and each of the CalEnergy Subsidiaries and, to the knowledge of CalEnergy, CalEnergy Joint Ventures is not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default by CalEnergy or any CalEnergy Subsidiary or, to the knowledge of CalEnergy, any CalEnergy Joint Venture under (i) its certificate or articles of incorporation, by-laws or other organizational document or (ii) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which it is a party or by which CalEnergy or any CalEnergy Subsidiary or any CalEnergy Joint Venture is bound or to which any of its property is subject, except in the case of clause
(ii) above, for violations, breaches or defaults which individually or in the aggregate do not, and insofar as reasonably can be foreseen will not, have a CalEnergy Material Adverse Effect.

     Section 4.5. Reports and Financial Statements. The filings required to be made by CalEnergy and the CalEnergy Subsidiaries under the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Public Utility Regulatory Policies Act of 1978 ("PURPA"), the 1935 Act and state, municipal and other local laws, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, have been filed with the Securities and Exchange Commission (the "SEC") or the Federal Energy Regulatory Commission (the "FERC"), or other appropriate Governmental Authorities, as the case may be, and complied, as of their respective dates, in all material respects with all applicable requirements of the appropriate statutes and the rules and regulations thereunder. CalEnergy has made available to MidAmerican a true and complete copy of each report, schedule, registration statement and definitive proxy statement and all amendments thereto filed with the SEC by CalEnergy or any CalEnergy Subsidiary (or their predecessors) pursuant to the requirements of the Securities Act or Exchange Act since January 1, 1996 (as such documents have since the time of their filing been amended, the "CalEnergy SEC Reports"). As of their respective dates, the CalEnergy SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of CalEnergy included in the CalEnergy SEC Reports (collectively, the "CalEnergy Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP") (except as may be indicated therein or in the notes thereto) and fairly present the financial position of CalEnergy, as of the dates thereof and the results of their operations and cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal, recurring audit adjustments. True, accurate and complete copies of the articles of incorporation and by-laws of CalEnergy, as in effect on the date of this Agreement, are included (or incorporated by reference) in the CalEnergy SEC Reports.

     Section 4.6. Absence of Certain Changes or Events; Absence of Undisclosed Liabilities.

     (a) Absence of Certain Changes or Events. Except as set forth in Section 4.6(a) of the CalEnergy Disclosure Schedule or as disclosed in the CalEnergy SEC Reports filed prior to the date of this Agreement, since December 31, 1997, CalEnergy and each of the CalEnergy Subsidiaries, and, to the knowledge of CalEnergy, each of the CalEnergy Joint Ventures, have conducted their business only in the ordinary course of business consistent with past practice and there has not been, and no fact or condition exists which would have or, insofar as reasonably can be foreseen, could have, a CalEnergy Material Adverse Effect.

     (b) Absence of Undisclosed Liabilities. Neither CalEnergy nor any CalEnergy Subsidiary, nor, to the knowledge of CalEnergy, any CalEnergy Joint Venture, has any liabilities or obligations (whether absolute, accrued, contingent or otherwise and including, without limitation, margin loans) of a nature required by GAAP to be reflected in a consolidated corporate balance sheet, except liabilities, obligations or contingencies which are accrued or reserved against in the consolidated financial statements of CalEnergy or reflected in the notes thereto for the year ended December 31, 1997, or which were incurred after December 31, 1997 in the ordinary course of business and would not, in the aggregate, have a CalEnergy Material Adverse Effect.

     Section 4.7. Litigation. Except as set forth in Section 4.7 or 4.11 of the CalEnergy Disclosure Schedule or as disclosed in the CalEnergy SEC Reports filed prior to the date of this Agreement, (a) there are no claims, suits, actions or proceedings by any Governmental Authority or any arbitrator, pending or, to the knowledge of CalEnergy, threatened, nor are there, to the knowledge of CalEnergy, any investigations or reviews by any Governmental Authority or any arbitrator pending or threatened against, relating to or affecting CalEnergy or any of the CalEnergy Subsidiaries or, to the knowledge of CalEnergy, the CalEnergy Joint Ventures, (b) there have not been any significant developments since December 31, 1997 with respect to such disclosed claims, suits, actions, proceedings, investigations or reviews and (c) there are no judgments, decrees, injunctions, rules or orders of any Governmental Authority or any arbitrator applicable to CalEnergy or any of the CalEnergy Subsidiaries or, to the knowledge of CalEnergy, applicable to any of the CalEnergy Joint Ventures, which, when taken together with any other nondisclosures described in clauses
(a), (b) or (c), insofar as reasonably can be foreseen, could, if determined adversely, have a CalEnergy Material Adverse Effect.

     Section 4.8. Joint Proxy Statement. None of the information supplied by CalEnergy, Reincorporation Sub or Merger Sub, their officers, directors, representatives, agents or employees (the "Purchaser Information"), for inclusion in the Joint Proxy Statement (as defined in Section 5.8), or in any amendments thereof or supplements thereto, will, on the date the Joint Proxy Statement is first mailed to stockholders, at the time of the MidAmerican Meeting (as defined below) and at the time of the CalEnergy Meeting (as defined below) or at the Effective Time (giving effect to any documents incorporated by reference therein), contain any statement which, at such time and in light of the circumstances under which it will be made, will be false or misleading with respect to any material fact, or will omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the MidAmerican Meeting or the CalEnergy Meeting which has become false or misleading. Notwithstanding the foregoing, CalEnergy and Merger Sub do not make any representation or warranty with respect to any information that has been supplied by MidAmerican or its accountants, counsel or other authorized representatives for use in any of the foregoing documents.

     Section 4.9. Tax Matters. "Taxes," as used in this Agreement, means any federal, state, county, local or foreign taxes, charges, fees, levies or other assessments, including all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any governmental entity, and includes any interest and penalties (civil or criminal) on or additions to any such taxes and any expenses incurred in connection with the determination, settlement or litigation of any Tax liability. "Tax Return," as used in this Agreement, means a report, return or other information required to be supplied to a governmental entity with respect to Taxes including, without limitation, where permitted or required, combined or consolidated returns for any group of entities that includes CalEnergy or any CalEnergy Subsidiary or MidAmerican or any MidAmerican Subsidiary, as the case may be.

     (a) Filing of Timely Tax Returns. CalEnergy and each of the CalEnergy Subsidiaries have filed (or there has been filed on their behalf) all Tax Returns required to be filed by each of them under applicable law. All such Tax Returns were and are in all material respects true, complete and correct and filed on a timely basis.

     (b) Payment of Taxes. CalEnergy and each of the CalEnergy Subsidiaries have, within the time and in the manner prescribed by law, paid (and until the Closing Date will pay within the time and in the manner prescribed by law) all Taxes that are currently due and payable, except for those contested in good faith and for which adequate reserves have been taken.

     (c) Tax Reserves. CalEnergy and the CalEnergy Subsidiaries have established (and until the Closing Date will maintain) on their books and records reserves which adequately reflect its estimate of the amounts required to pay all Taxes in accordance with GAAP (or, with respect to foreign CalEnergy Subsidiaries, of the applicable foreign generally accepted accounting principles).

     (d) Tax Liens. There are no Tax liens upon the assets of CalEnergy or any of the CalEnergy Subsidiaries except liens for Taxes not yet due.

     (e) Withholding Taxes. CalEnergy and each of the CalEnergy Subsidiaries have complied (and until the Closing Date will comply) in all material respects with the provisions of the Internal Revenue Code of 1986, as amended (the "Code") (or, with respect to foreign CalEnergy Subsidiaries, the comparable applicable foreign law), relating to the payment and withholding of Taxes, including, without limitation, the withholding and reporting requirements under Code Sections 1441 through 1464, 3401 through 3406 and 6041 through 6049, as well as similar provisions under any other laws, and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required.

     (f)  Extensions  of Time For  Filing  Tax  Returns.  Except as set forth in
Section 4.9(f) of the CalEnergy Disclosure Schedule, neither CalEnergy nor any of the CalEnergy Subsidiaries has requested any extension of time within which to file any Tax Return, which Tax Return has not since been timely filed.

     (g) Waivers of Statute of Limitations. Except as set forth in Section 4.9(g) of the CalEnergy Disclosure Schedule, neither CalEnergy nor any of the CalEnergy Subsidiaries has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

     (h) Expiration of Statute of Limitations. Except as disclosed in Section 4.9(h) of the CalEnergy Disclosure Schedule, the statute of limitations for the assessment of all Taxes has expired for all applicable Tax Returns of CalEnergy and the CalEnergy Subsidiaries or those Tax Returns have been examined by the appropriate taxing authorities for all tax periods ending before the date of this Agreement, and no deficiency for any Taxes has been proposed, asserted or assessed against CalEnergy or any of the CalEnergy Subsidiaries that has not been resolved and paid in full.

     (i) Audit,  Administrative  and Court  Proceedings.  Except as set forth in
Section 4.9(i) of the CalEnergy Disclosure Schedule, no audits or other administrative proceedings or court proceedings are presently pending, or, to the knowledge of CalEnergy, threatened, with regard to any Taxes or Tax Returns of CalEnergy or any of the CalEnergy Subsidiaries.

     (j) Powers of Attorney. Except as set forth in Section 4.9(j) of the CalEnergy Disclosure Schedule, no power of attorney currently in force has been granted by CalEnergy or any of the CalEnergy Subsidiaries concerning any Tax matter.

     (k) Tax Rulings. Neither CalEnergy nor any of the CalEnergy Subsidiaries has received or requested a Tax Ruling (as defined below) or entered into a Closing Agreement (as defined below), with any taxing authority that would have a continuing adverse effect after the Closing Date. "Tax Ruling," as used in this Agreement, shall mean a written ruling of a taxing authority relating to Taxes. "Closing Agreement," as used in this agreement, shall mean a written and legally binding agreement with a taxing authority relating to Taxes.

     (l) Availability of Tax Returns. CalEnergy has made available to MidAmerican complete and accurate copies of (i) all federal and state income Tax Returns for open years, and any amendments thereto, filed by CalEnergy or any of the CalEnergy Subsidiaries, (ii) all audit reports or written proposed adjustments (whether formal or informal) received from any taxing authority relating to any Tax Return filed by CalEnergy or any of the CalEnergy Subsidiaries and (iii) any Tax Ruling or request for a Tax Ruling applicable to CalEnergy or any of the CalEnergy Subsidiaries and Closing Agreements entered into by CalEnergy or any of the CalEnergy Subsidiaries.

     (m) Tax Sharing Agreements. Except as disclosed in Section 4.9(m) of the CalEnergy Disclosure Schedule, neither CalEnergy nor any CalEnergy Subsidiary is a party to any agreement relating to allocating or sharing of Taxes.

     (n) Code Section 341(F). Neither CalEnergy nor any of the CalEnergy Subsidiaries has filed (or will file prior to the Closing) a consent pursuant to Code Section 341(f) or has agreed to have Code Section 341(f)(2) apply to any disposition of a subsection (f) asset (as that term is defined in Code Section 341(f)(4)), owned by CalEnergy or any of the CalEnergy Subsidiaries.

     (o) Code Section 168. Except as set forth in Section 4.9(o) of the CalEnergy Disclosure Schedule, no property of CalEnergy or any of the CalEnergy Subsidiaries is property that CalEnergy or any CalEnergy Subsidiary or any party to this transaction is or will be required to treat as being owned by another person pursuant to the provisions of Code Section 168(f)(8) (as in effect prior to its amendment by the Tax Reform Act of 1986) or is "tax-exempt use property" within the meaning of Code Section 168(h).

     (p) Code Section 481 Adjustments. Except as set forth in Section 4.9(p) of the CalEnergy Disclosure Schedule, neither CalEnergy nor any of the CalEnergy Subsidiaries is required to include in income for any tax period ending after the date hereof any adjustment pursuant to Code Section 481(a) by reason of a voluntary change in accounting method initiated by CalEnergy or any of the CalEnergy Subsidiaries, and, to the knowledge of CalEnergy, the Internal Revenue Service ("IRS") has not proposed any such adjustment or change in accounting method.

     (q) Acquisition Indebtedness. Except as set forth in Section 4.9(q) of the CalEnergy Disclosure Schedule, no indebtedness of CalEnergy or any of the CalEnergy Subsidiaries is "corporate acquisition indebtedness" within the meaning of Code Section 279(b).

     (r) Intercompany Transactions. Except as set forth in Section 4.9(r) of the CalEnergy Disclosure Schedule, neither CalEnergy nor any of the CalEnergy Subsidiaries has engaged in any intercompany transactions within the meaning of Treasury Regulations 1.1502-13 or -14 or Temporary Treasury Regulation Section 1.1502-13T or -14T for which any income or gain remains unrecognized as of the close of the last taxable year prior to the Closing Date, and no excess loss account within the meaning of Treasury Regulation Section 1.1502-14, -19 or -32 exists with respect to CalEnergy or any of the CalEnergy Subsidiaries.

     (s) Code Section 280G. Except as set forth in Section 4.9(s) of the CalEnergy Disclosure Schedule, neither CalEnergy nor any of the CalEnergy Subsidiaries is a party to any agreement, contract or arrangement that could reasonably be expected to result, on account of the transactions contemplated hereunder, separately or in the aggregate, in the payment of "excess parachute payments" within the meaning of Code Section 280G or any amount that may not be fully deductible by reason of application of Section 162(m) of the Code.

     (t) Consolidated Tax Returns. Except as set forth in Section 4.9(t) of the CalEnergy Disclosure Schedule, neither CalEnergy nor any of the CalEnergy Subsidiaries has ever been a member of an affiliated group of corporations (within the meaning of Code Section 1504(a)) filing consolidated returns, other than the affiliated group of which CalEnergy is the common parent.

     (u) Code Section 338 Elections. Except as set forth in Section 4.9(u) of the CalEnergy Disclosure Schedule, no election under Code Section 338 (or any predecessor provision) has been made by or with respect to CalEnergy or any of the CalEnergy Subsidiaries or any of their respective assets or properties.

     (v) 5% Foreign Stockholders. To CalEnergy's knowledge, based on Schedule 13D and 13G filings with the SEC with respect to CalEnergy, no foreign person owns, as of the date of this Agreement, 5% or more of the outstanding shares of CalEnergy Common Stock.

     Section 4.10. Employee Matters; ERISA.

     (a) Benefit Plans. Section 4.10(a) of the CalEnergy Disclosure Schedule contains a true and complete list of each employee benefit plan, practice, program or arrangement currently sponsored, maintained or contributed to by CalEnergy or any of the CalEnergy Subsidiaries for the benefit of employees, former employees or directors and their beneficiaries in respect of services provided to any such entity, including, but not limited to, any employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), employee pension benefit plan, program, arrangement or agreement, any health, medical, welfare, disability, life insurance, bonus, option, stock appreciation plan, performance stock plan, restricted stock plan, deferred compensation plan, retiree benefits plan, severance pay and other employee benefit or fringe benefit plan and any employment, consulting, non-compete, severance or change in control agreement (collectively, the "CalEnergy Benefit Plans"), together with, for any option, stock appreciation plan, performance stock plan, restricted stock plan, deferred compensation plan and supplemental retirement plan, the current amounts or benefits granted or payable under each and reasonable details (including exercise prices) regarding the CalEnergy Options or other securities which represent the right (contingent or other) to purchase or receive shares of CalEnergy Common Stock or, following the Merger, of Parent Common Stock. For the purposes of this Section 4.10, the term "CalEnergy" shall be deemed to include predecessors thereof.

     Contributions. Except as set forth in Section 4.10(b) of the CalEnergy Disclosure Schedule, all material contributions and other payments required to be made by CalEnergy or any of the CalEnergy Subsidiaries to any CalEnergy Benefit Plan (or to any person pursuant to the terms thereof) have been timely made or the amount of such payment or contribution obligation has been reflected in the CalEnergy Financial Statements. Except as set forth in Section 4.10(b) of the CalEnergy Disclosure Schedule, (i) the current value of all accrued benefits under any CalEnergy Benefit Plan which is a defined benefit plan did not, as of the date of the most recent actuarial valuation for such plan, exceed the then current value of the assets of such plan, based on the actuarial assumptions set forth in such valuation for calculating the minimum funding requirements of Code
Section 412, which actuarial assumptions and calculations have been provided to MidAmerican prior to the date of this Agreement, and (ii) neither CalEnergy nor any entity which is or ever has been considered as a single employer together with CalEnergy pursuant to Section 414 of the Code contributes, or has contributed, during the eight-year period immediately prior to the date of this Agreement, to a multiemployer plan (as defined in Section 3(37) of ERISA), or has any liability under ERISA Section 4203 or Section 4205 in respect of any such plan.

     (b) Qualification; Compliance. Except as set forth in Section 4.10(c) of the CalEnergy Disclosure Schedule, each of the CalEnergy Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified, and, to the knowledge of CalEnergy, no circumstances exist that are reasonably expected by CalEnergy to result in the revocation of any such determination. CalEnergy and each of the CalEnergy Subsidiaries are in compliance in all material respects with, and each CalEnergy Benefit Plan is and has been operated in all material respects in compliance with the terms thereof and all applicable laws, rules and regulations governing such plan, including, without limitation, ERISA and the Code. Each CalEnergy Benefit Plan intended to provide for the deferral of income, the reduction of salary or other compensation or to afford other income tax benefits complies with the requirements of the applicable provisions of the Code or other laws, rules and regulations required to provide such income tax benefits.

     (c) Liabilities. With respect to the CalEnergy Benefit Plans individually and in the aggregate, there are no actions, suits, claims pending or, to the knowledge of CalEnergy, threatened and no event has occurred, and, to the knowledge of CalEnergy, there exists no condition or set of circumstances that could subject CalEnergy or any of the CalEnergy Subsidiaries to any liability arising under the Code, ERISA or any other applicable law (including, without limitation, any liability of any kind whatsoever, whether direct or indirect, contingent, inchoate or otherwise, to any such plan or the Pension Benefit Guaranty Corporation (the "PBGC"), or under any indemnity agreement to which CalEnergy or any of the CalEnergy Subsidiaries is a party, in each such case, which liability, individually or in the aggregate, could reasonably be expected to have a CalEnergy Material Adverse Effect.

     (d) Welfare Plans. Except as set forth in Section 4.10(e) of the CalEnergy Disclosure Schedule, none of the CalEnergy Benefit Plans that are "welfare plans", within the meaning of Section 3(1) of ERISA, provides for any benefits payable to or on behalf of any employee or director after termination of employment or service, as the case may be, other than elective continuation required pursuant to Code Section 4980B or coverage which expires at the end of the calendar month following such event. Each such plan that is a "group health plan" (as defined in Code Section 4980B(g)) has been operated in compliance with Code Section 4980B at all times, except for any non-compliance that would not, or insofar as reasonably can be determined could not, give rise to a CalEnergy Material Adverse Effect.

     (e) Documents Made Available. CalEnergy has made available to MidAmerican a true and correct copy of each collective bargaining agreement to which CalEnergy or any of the CalEnergy Subsidiaries is a party or under which CalEnergy or any of the CalEnergy Subsidiaries has obligations, and with respect to each CalEnergy Benefit Plan, to the extent applicable, (i) such plan and summary plan description (including all amendments to each such document), (ii) the most recent annual report filed with the IRS, (iii) each related trust agreement, insurance contract, service provider or investment management agreement (including all amendments to each such document), (iv) the most recent determination of the IRS with respect to the qualified status of such plan, (v) the most recent actuarial report or valuation and (vi) all material employee communications.

     (f) Payments Resulting from Merger and Other Severance Payments. Except as set forth in Section 4.10(g) of the CalEnergy Disclosure Schedule or as
specifically provided for in this Agreement, (i) the announcement or consummation of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events, including, without limitation, termination of employment) result in any (A) payment (whether of severance pay or otherwise) becoming due from CalEnergy or any of the CalEnergy Subsidiaries to any officer, employee, former employee or director thereof or to the trustee under any "rabbi trust" or similar arrangement or (B) benefit being established or becoming accelerated, vested or payable under any CalEnergy Benefit Plan and (ii) neither CalEnergy nor any of the CalEnergy Subsidiaries is a party to (A) any management, employment, deferred compensation, severance (including any payment, right or benefit resulting from a change in control), bonus or other contract for personal services with any officer, director or employee, (B) any consulting contract with any person who prior to entering into such contract was a director or officer of CalEnergy or any of the CalEnergy Subsidiaries or (C) any material plan, agreement, arrangement or understanding similar to the foregoing.

     (g) Labor Agreements. As of the date hereof, except as set forth in Section 4.10(h) of the CalEnergy Disclosure Schedule, neither CalEnergy nor any of the CalEnergy Subsidiaries is a party to any collective bargaining agreement or other labor agreement with any union or labor organization. To the knowledge of CalEnergy, as of the date hereof, there is no current union representation question involving employees of CalEnergy or any of the CalEnergy Subsidiaries, nor does CalEnergy know of any activity or proceeding of any labor organization (or representative thereof) or employee group to organize any such employees. Except as set forth in Section 4.10(h) of the CalEnergy Disclosure Schedule, (i) there is no unfair labor practice, employment discrimination or other complaint against CalEnergy or any of the CalEnergy Subsidiaries pending or, to the knowledge of CalEnergy, threatened, which has or could reasonably be expected to have a CalEnergy Material Adverse Effect, (ii) there is no strike, dispute, slowdown, work stoppage or lockout pending, or, to the knowledge of CalEnergy, threatened, against or involving CalEnergy or any of the CalEnergy Subsidiaries which has or could reasonably be expected to have, a CalEnergy Material Adverse Effect and (iii) there is no proceeding, claim, suit, action or governmental investigation pending or, to the knowledge of CalEnergy, threatened, in respect of which any director, officer, employee or agent of CalEnergy or any of the CalEnergy Subsidiaries is or may be entitled to claim indemnification from CalEnergy pursuant to their respective articles of incorporation or by-laws. Except as set forth in Section 4.10(h) of the CalEnergy Disclosure Schedule, CalEnergy and the CalEnergy Subsidiaries have complied in all material respects with all laws relating to the employment of labor, including without limitation any provisions thereof relating to wages, hours, collective bargaining and the payment of social security and similar taxes, and no person has, to the knowledge of CalEnergy, asserted that CalEnergy or any of the CalEnergy Subsidiaries is liable in any material amount for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.

     Section 4.11. Environmental Protection.

     (a) Definitions. As used in this Agreement:

               (i)  "Environmental  Claim"  means  any and  all  administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation (written or oral) by any person or entity (including any Governmental Authority) alleging potential liability (including, without limitation, potential responsibility for or liability for enforcement, investigatory costs, cleanup costs, spent fuel or waste disposal costs, decommissioning costs, governmental response costs, removal costs, remediation costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (A) the presence, Release or threatened Release into the environment of any Hazardous Materials at any location in which CalEnergy or any of the CalEnergy Subsidiaries (for purposes of this Section 4.11) has an economic or ownership interest or in which MidAmerican or any of the MidAmerican Subsidiaries (for purposes of Section 5.11) has an economic or ownership interest, whether or not owned, operated, leased or managed by CalEnergy or any of the CalEnergy Subsidiaries or CalEnergy Joint Ventures (for
          purposes of this Section 4.11) or by MidAmerican or any of the MidAmerican Subsidiaries or MidAmerican Joint Ventures (for purposes of Section 5.11); or (B) circumstances forming the basis of any violation or alleged violation of any Environmental Law or (C) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

               (ii) "Environmental Laws" means all applicable federal, state and local laws, rules, regulations, ordinances, orders, directives and any binding judicial or administrative interpretation thereof, and regulatory common law and equitable doctrines relating to pollution, the environment (including, without limitation, indoor or ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health or safety as it relates to the environment including, without limitation, those relating to Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, generation, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

               (iii) "Hazardous Materials" means (A) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls; (B) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import; under any Environmental Law and (C) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under any Environmental Law in a jurisdiction in which CalEnergy or any of the CalEnergy Subsidiaries or CalEnergy Joint Ventures (for purposes of this Section 4.11) operates or in which MidAmerican or any of the MidAmerican Subsidiaries or MidAmerican Joint Ventures (for purposes of Section 5.11) operates.

               (iv)  "Release"  means any  release,  spill,  emission,  leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property.

     (b) Compliance. Except as set forth in Section 4.11(b) of the CalEnergy Disclosure Schedule, CalEnergy and each of the CalEnergy Subsidiaries and, to the knowledge of CalEnergy, the CalEnergy Joint Ventures are in compliance with all applicable Environmental Laws except where the failure to so comply would not have a CalEnergy Material Adverse Effect, and neither CalEnergy nor any of the CalEnergy Subsidiaries has received any communication (written or oral), from any person or Governmental Authority that alleges that CalEnergy or any of the CalEnergy Subsidiaries or the CalEnergy Joint Ventures is not in such compliance with applicable Environmental Laws. To the knowledge of CalEnergy, compliance with all applicable Environmental Laws will not require CalEnergy or any CalEnergy Subsidiary or, to the knowledge of CalEnergy, any CalEnergy Joint Venture to incur costs beyond that currently budgeted in the five CalEnergy fiscal years beginning with January 1, 1998 (as disclosed to MidAmerican prior to the date of this Agreement) that will be reasonably likely to result in a CalEnergy Material Adverse Effect, including but not limited to the costs of CalEnergy and CalEnergy Subsidiary and CalEnergy Joint Venture pollution control equipment required or reasonably contemplated to be required in the future.

     (c) Environmental Permits. Except as set forth in Section 4.11(c) of the CalEnergy Disclosure Schedule, CalEnergy and each of the CalEnergy Subsidiaries and, to the knowledge of CalEnergy, the CalEnergy Joint Ventures, have obtained or has applied for all permits, registrations and governmental authorizations required under any Environmental Law (collectively, the "Environmental Permits") necessary for the construction of its facilities or the conduct of its operations except where the failure to so obtain would not have a CalEnergy Material Adverse Effect, and all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and CalEnergy and the CalEnergy Subsidiaries and, to the knowledge of CalEnergy, the CalEnergy Joint Ventures are in compliance with all terms and conditions of all Environmental Permits necessary for the construction of its facilities or the conduct of its operations, except where the failure to so comply, in the aggregate, would not have a CalEnergy Material Adverse Effect.

     (d) Environmental Claims. Except as set forth in Section 4.11(d) of the CalEnergy Disclosure Schedule, there is no Environmental Claim pending (or, to the knowledge of CalEnergy, threatened) (A) against CalEnergy or any of the CalEnergy Subsidiaries or, to the knowledge of CalEnergy, any of the CalEnergy Joint Ventures, (B) to the knowledge of CalEnergy, against any person or entity whose liability for any Environmental Claim CalEnergy or any of the CalEnergy Subsidiaries or, to the knowledge of CalEnergy, any of the CalEnergy Joint
Ventures has or may have retained or assumed either contractually or by operation of law, or (C) against any real or personal property or operations which CalEnergy or any of the CalEnergy Subsidiaries or, to the knowledge of CalEnergy, any of the CalEnergy Joint Ventures owns, leases or manages, in whole or in part, which, if adversely determined, would have, in the aggregate, a CalEnergy Material Adverse Effect.

     (e) Releases. Except as set forth in Section 4.11(e) of the CalEnergy Disclosure Schedule, CalEnergy has no knowledge of any Releases of any Hazardous Material that would be reasonably likely to form the basis of any Environmental Claim against CalEnergy or any of the CalEnergy Subsidiaries or the CalEnergy Joint Ventures, or against any person or entity whose liability for any Environmental Claim CalEnergy or any of the CalEnergy Subsidiaries or the
CalEnergy Joint Ventures has or may have retained or assumed either contractually or by operation of law except for any Environmental Claim which would not have, in the aggregate, a CalEnergy Material Adverse Effect.

     (f) Predecessors. Except as set forth in Section 4.11(f) of the CalEnergy Disclosure Schedule, CalEnergy has no knowledge, with respect to any predecessor of CalEnergy or any of the CalEnergy Subsidiaries or the CalEnergy Joint Ventures, of any Environmental Claim pending or threatened, or of any Release of Hazardous Materials that would be reasonably likely to form the basis of any Environmental Claim, which, if determined adversely could reasonably be expected to require payments of $20 million or more or which could reasonably be expected to have a CalEnergy Material Adverse Effect.

     (g) Disclosure. CalEnergy has disclosed in writing to MidAmerican all material facts which CalEnergy reasonably believes form the basis of an Environmental Claim which could have a CalEnergy Material Adverse Effect arising from (i) the cost of CalEnergy pollution control equipment (including, without limitation, upgrades and other modifications to existing equipment) currently required or reasonably contemplated to be required in the future, (ii) current remediation costs or costs to CalEnergy or any of the CalEnergy Subsidiaries for remediation reasonably contemplated to be required in the future or (iii) any other environmental matter affecting CalEnergy or any of the CalEnergy Subsidiaries.

     (h) Cost Estimates. To CalEnergy's knowledge, no environmental matter set forth in the CalEnergy SEC Reports or the CalEnergy Disclosure Schedule could reasonably be expected to exceed the cost estimates provided in the CalEnergy SEC Reports by an amount that individually or in the aggregate could reasonably be expected to have a CalEnergy Material Adverse Effect.

     Section 4.12. Regulation as a Utility. Except as set forth in Section 4.12 of the CalEnergy Disclosure Schedule, neither CalEnergy nor any "subsidiary company" or "affiliate" (as each such term is defined in the 1935 Act) of CalEnergy is subject to regulation as a public utility or public service company (or similar designation) by the FERC or any municipality, locality, state in the United States or any foreign country.

     Section 4.13. Vote Required. The approval of the Reincorporation by the affirmative vote of a majority of the votes entitled to be cast by holders of shares of CalEnergy Common Stock (the "CalEnergy Stockholders' Approval") is the only vote of the holders of any class or series of the capital stock of CalEnergy or any of the CalEnergy Subsidiaries that is required to approve this Agreement, the Merger and the other transactions contemplated hereby.

     Section 4.14. Insurance. Except as set forth in Section 4.14 of the CalEnergy Disclosure Schedule, CalEnergy and each of the CalEnergy Subsidiaries is, and has been continuously since January 1, 1996, insured with financially responsible insurers in such amounts and against such risks and losses as are customary in all material respects for companies conducting the business as conducted by CalEnergy and the CalEnergy Subsidiaries during such time period. Neither CalEnergy nor any of the CalEnergy Subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy of CalEnergy or any of the CalEnergy Subsidiaries. The insurance policies of CalEnergy and each of the CalEnergy Subsidiaries are valid and enforceable policies in all material respects.

     Section 4.15. Opinions of Financial Advisors. CalEnergy has obtained the opinions of Credit Suisse First Boston Corporation ("CSFB") and Lehman Brothers Inc. ("Lehman"), dated the date of this Agreement, to the effect that, as of the date thereof, the Per Share Amount to be paid to holders of MidAmerican Common Stock pursuant to this Agreement is fair from a financial point of view to CalEnergy.

     Section 4.16. Brokers. No broker, finder or investment banker (other than CSFB and Lehman) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of CalEnergy. CalEnergy has heretofore furnished to MidAmerican a complete and correct copy of all agreements between CalEnergy and each of CSFB and Lehman, respectively, pursuant to which such firms would be entitled to any payment relating to the Merger.

     Section 4.17. Financing Arrangements. CalEnergy has received "highly confident letters" from CSFB and Lehman to arrange, subject to the conditions set forth therein, sufficient debt and/or equity financing to permit Parent to purchase all of the shares of MidAmerican Common Stock pursuant to the Merger. Copies of such letters have been heretofore furnished to MidAmerican by CalEnergy.

                                   ARTICLE V.

                     REPRESENTATIONS AND WARRANTIES OF HAWK

     MidAmerican hereby represents and warrants to CalEnergy and Merger Sub as follows:

     Section 5.1. Organization and Qualification. MidAmerican and each of the MidAmerican Subsidiaries and, to the knowledge of MidAmerican, each of the MidAmerican Joint Ventures is a corporation or other entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority and has been duly authorized by all necessary approvals and orders to own, lease and operate its assets and properties and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary other than in such jurisdictions where the failure to so qualify and be in good standing, when taken together with all other such failures, would not have a material adverse effect on the business, operations, properties, assets, condition (financial or other), prospects or the results of operations of MidAmerican and the MidAmerican Subsidiaries taken as a whole or on the consummation of the transactions contemplated by this Agreement (any such material adverse effect, a "MidAmerican Material Adverse Effect"). The term "MidAmerican Subsidiary" shall mean a Subsidiary of MidAmerican, and the term "MidAmerican Joint Venture" shall mean a Joint Venture of MidAmerican.

     Section 5.2. Subsidiaries. Section 5.2 of the MidAmerican Disclosure Schedule delivered by MidAmerican to CalEnergy prior to the execution of this Agreement (the "MidAmerican Disclosure Schedule") sets forth a list of all the MidAmerican Subsidiaries and the MidAmerican Joint Ventures, including the name of each such entity, a brief description of the principal line or lines of business conducted by each such entity and the interest of MidAmerican and the MidAmerican Subsidiaries therein. MidAmerican is a "public utility holding company" (as defined in the 1935 Act) exempt from all provisions (other than
Section 9(a)(2)) of the 1935 Act, pursuant to Section 3(a)(1) in accordance with Rule 2 of the 1935 Act, and MidAmerican Energy Company ("MidAmerican Utility") is a "public utility company" within the meaning of Section 2(a)(5) of the 1935 Act. With the exception of MidAmerican Utility, no MidAmerican Subsidiary or MidAmerican Joint Venture is a "holding company" or a "public utility company" within the meaning of Sections 2(a)(7) and 2(a)(5) of the 1935 Act, respectively, nor, except with respect to their relationship with MidAmerican, are any of such entities an "affiliate" or a "subsidiary company" of a holding company within the meaning of Sections 2(a)(11) and 2(a)(8) of the 1935 Act, respectively. Except as set forth in Section 5.2 of the MidAmerican Disclosure Schedule, (i) all of the issued and outstanding shares of capital stock of each MidAmerican Subsidiary are validly issued, fully paid, nonassessable and free of preemptive rights and to the extent owned, directly or indirectly, by MidAmerican, are owned free and clear of any Liens, and (ii) there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other pledges, security interests, encumbrances, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating MidAmerican or any MidAmerican Subsidiary to issue, deliver or sell, pledge, grant a security interest or encumber, or cause to be issued, delivered or sold, pledged or encumbered or a security interest to be granted on, shares of capital stock of any MidAmerican Subsidiary or obligating MidAmerican or any MidAmerican Subsidiary to grant, extend or enter into any such agreement or commitment.

     Section 5.3. Capitalization.

     (a) MidAmerican. The authorized capital stock of MidAmerican consists of 350,000,000 shares of MidAmerican Common Stock and 100,000,000 shares of preferred stock, no par value, none of which preferred stock is outstanding. As of the close of business on the date of this Agreement, (i) 94,541,813 shares of MidAmerican Common Stock are outstanding, (ii) no shares of MidAmerican Common Stock are reserved for issuance pursuant to the MidAmerican Stock Option Plan,
(iii) 437,131 shares of MidAmerican Common Stock are held by MidAmerican in its treasury or by its wholly owned Subsidiaries, and (iv) no Voting Debt is issued or outstanding. All of the issued and outstanding shares of MidAmerican Common Stock are validly issued, fully paid, nonassessable and free of preemptive rights. As of the date of this Agreement, except as set forth in Section 5.3(a) of the MidAmerican Disclosure Schedule or as may be provided by the MidAmerican Option Plan, there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other pledges, security interests, encumbrances, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating MidAmerican or any MidAmerican
Subsidiary to issue, deliver or sell, pledge, grant a security interest or encumber, or cause to be issued, delivered or sold, pledged or encumbered or a security interest to be granted on, shares of capital stock or any Voting Debt of MidAmerican or obligating MidAmerican or any MidAmerican Subsidiary to grant, extend or enter into any such agreement or commitment.

     (b) MidAmerican Utility. The authorized capital stock of MidAmerican Utility consists of 350,000,000 shares of common stock and 100,000,000 shares of preferred stock, no par value ("MidAmerican Utility Preferred Stock"), consisting of 49,458 shares of $3.30 Series MidAmerican Utility Preferred Stock ("$3.30 Series"), 38,305 shares of $3.75 Series MidAmerican Utility Preferred Stock ("$3.75 Series"), 32,630 shares of $3.90 Series MidAmerican Utility Preferred Stock ("$3.90 Series"), 47,362 shares of $4.20 Series MidAmerican Utility Preferred Stock ("$4.20 Series"), 49,945 shares of $4.35 Series MidAmerican Utility Preferred Stock ("$4.35 Series"), 50,000 shares of $4.40 Series MidAmerican Utility Preferred Stock ("$4.40 Series"), 49,898 shares of $4.80 Series MidAmerican Utility Preferred Stock ("$4.80 Series"), 100,000 shares of $5.25 Series MidAmerican Utility Preferred Stock ("$5.25 Series") and 400,000 shares of $7.80 Series MidAmerican Utility Preferred Stock ("$7.80 Series"). As of the close of business on the date of this Agreement, (i) 70,980,203 shares of MidAmerican Utility Common Stock are outstanding, all of which are owned by MidAmerican free and clear of any Liens, (ii) 49,458 $3.30 Series shares, 38,305 $3.75 Series shares, 32,630 $3.90 Series shares, 47,362 $4.20 Series shares, 49,945 $4.35 Series shares, 50,000 $4.40 Series shares, 49,898 $4.80 Series shares, 100,000 $5.25 Series shares and 400,000 $7.80 Series shares were issued and outstanding and (iii) no Voting Debt is issued or outstanding. All of the issued and outstanding shares of MidAmerican Utility capital stock are validly issued, fully paid, nonassessable and free of preemptive rights. As of the date of this Agreement, except as set forth in
Section 5.3(b) of the MidAmerican Disclosure Schedule, there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other pledges, security interests, encumbrances, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating MidAmerican or any MidAmerican Subsidiary to issue, deliver or sell, pledge, grant a security interest or encumber, or cause to be issued, delivered or sold, pledged or encumbered or a security interest to be granted on, shares of capital stock or any Voting Debt of MidAmerican Utility or obligating MidAmerican or any MidAmerican Subsidiary to grant, extend or enter into any such agreement or commitment.

     Section 5.4. Authority; Non-Contravention; Statutory Approvals; Compliance.

     (a) Authority. MidAmerican has all requisite power and authority to enter into this Agreement and, subject to the receipt of the MidAmerican Stockholders' Approval (as defined in Section 5.13) and the MidAmerican Required Statutory Approvals (as defined in Section 5.4(c)), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by MidAmerican of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of MidAmerican, subject to obtaining the MidAmerican Stockholders' Approval. This Agreement has been duly and validly executed and delivered by MidAmerican, and, assuming the due authorization, execution and delivery hereof by the other signatories hereto, this Agreement constitutes the valid and binding obligation of MidAmerican enforceable against it in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

     (b) Non-Contravention. The execution and delivery of this Agreement by MidAmerican do not, and the consummation of the transactions contemplated hereby will not, result in a Violation pursuant to any provisions of (i) the articles of incorporation, by-laws or similar governing documents of MidAmerican or any of the MidAmerican Subsidiaries or the MidAmerican Joint Ventures, (ii) subject to obtaining the MidAmerican Required Statutory Approvals and the receipt of the MidAmerican Stockholders' Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority applicable to MidAmerican or any of the MidAmerican Subsidiaries or the MidAmerican Joint Ventures or any of their respective properties or assets or (iii) subject to obtaining the third-party consents set forth in Section 5.4(b) of the MidAmerican Disclosure Schedule (the "MidAmerican Required Consents"), any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which MidAmerican or any of the MidAmerican Subsidiaries or the MidAmerican Joint Ventures is a party or by which it or any of its properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii) such Violations which would not, in the aggregate, have a MidAmerican Material Adverse Effect.

     (c) Statutory Approvals. Except as described in Section 5.4(c) of the MidAmerican Disclosure Schedule, no declaration, filing or registration with, or notice to or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement by MidAmerican or the consummation by MidAmerican of the transactions contemplated hereby (the "MidAmerican Required Statutory Approvals," it being understood that references in this Agreement to "obtaining" such MidAmerican Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notices; obtaining such authorizations, consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law).

     (d) Compliance. Except as set forth in Section 5.4(d) or 5.11 of the MidAmerican Disclosure Schedule or as disclosed in the MidAmerican SEC Reports (as defined in Section 5.5) filed as of the date of this Agreement, neither MidAmerican nor any of the MidAmerican Subsidiaries nor, to the knowledge of MidAmerican, any MidAmerican Joint Venture is in violation of, is, to the knowledge of MidAmerican, under investigation with respect to any violation of, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any Governmental Authority, except for violations which individually or in the aggregate do not, and insofar as reasonably can be foreseen will not, have a MidAmerican Material Adverse Effect. Except as set forth in Section 5.4(d) or
5.11 of the MidAmerican Disclosure Schedule, MidAmerican and the MidAmerican Subsidiaries and, to the knowledge of MidAmerican, the MidAmerican Joint Ventures have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted which are material to the operation of the businesses of MidAmerican and the MidAmerican Subsidiaries. Except as set forth in Section 5.4(d) of the MidAmerican Disclosure Schedule, MidAmerican and each of the MidAmerican Subsidiaries and, to the knowledge of MidAmerican, MidAmerican Joint Ventures is not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default by MidAmerican or any MidAmerican Subsidiary or, to the knowledge of MidAmerican, any MidAmerican Joint Venture under (i) its articles of incorporation, by-laws or other organizational document or (ii) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which it is a party or by which MidAmerican or any MidAmerican Subsidiary or any MidAmerican Joint Venture is bound or to which any of its property is subject, except in the case of clause (ii) above, for violations, breaches or defaults which individually or in the aggregate do not, and insofar as reasonably can be foreseen will not, have a MidAmerican Material Adverse Effect.

     Section 5.5. Reports and Financial Statements. The filings required to be made by MidAmerican and the MidAmerican Subsidiaries under the Securities Act, the Exchange Act, the 1935 Act, the Federal Power Act (the "Power Act") and applicable state, municipal, local and other laws, including franchise and public utility laws and regulations, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, have been filed with the SEC, the FERC and the appropriate Iowa, Illinois, South Dakota, Nebraska or other appropriate Governmental Authorities, as the case may be, and complied, as of their respective dates, in all material respects with all applicable requirements of the appropriate statutes and the rules and regulations thereunder. MidAmerican has made available to CalEnergy a true and complete copy of each report, schedule, registration statement and definitive proxy statement and all amendments thereto filed with the SEC by MidAmerican or any MidAmerican Subsidiary (or their predecessors) pursuant to the requirements of the Securities Act or Exchange Act since January 1, 1996 (as such documents have since the time of their filing been amended, the "MidAmerican SEC Reports"). As of their respective dates, the MidAmerican SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of MidAmerican and MidAmerican Utility included in the MidAmerican SEC Reports (collectively, the "MidAmerican Financial Statements") have been prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of MidAmerican and MidAmerican Utility, as the case may be, as of the dates thereof and the results of their operations and cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal, recurring audit adjustments. True, accurate and complete copies of the articles of incorporation and by-laws of MidAmerican and MidAmerican Utility, as in effect on the date of this Agreement, are included (or incorporated by reference) in the MidAmerican SEC Reports.

     Section 5.6. Absence of Certain Changes or Events; Absence of Undisclosed Liabilities.

     (a) Absence of Certain Changes or Events. Except as set forth in Section 5.6(a) of the MidAmerican Disclosure Schedule or as disclosed in the MidAmerican SEC Reports filed prior to the date of this Agreement, since December 31, 1997, MidAmerican and each of the MidAmerican Subsidiaries and, to the knowledge of MidAmerican, each of the MidAmerican Joint Ventures, have conducted their business only in the ordinary course of business consistent with past practice and there has not been, and no fact or condition exists which would have or, insofar as reasonably can be foreseen, could have, a MidAmerican Material Adverse Effect.

     (b) Absence of Undisclosed Liabilities. Neither MidAmerican nor any MidAmerican Subsidiary, nor, to the knowledge of MidAmerican, any MidAmerican Joint Venture, has any liabilities or obligations (whether absolute, accrued, contingent or otherwise and including, without limitation, margin loans) of a nature required by GAAP to be reflected in a consolidated corporate balance sheet, except liabilities, obligations or contingencies which are accrued or reserved against in the consolidated financial statements of MidAmerican and MidAmerican Utility or reflected in the notes thereto for the year ended
December 31, 1997, or which were incurred after December 31, 1997 in the ordinary course of business and would not, in the aggregate, have a MidAmerican Material Adverse Effect.

     Section 5.7. Litigation. Except as set forth in Section 5.7 or 5.11 of the MidAmerican Disclosure Schedule or as disclosed in the MidAmerican SEC Reports filed prior to the date of this Agreement, (a) there are no claims, suits, actions or proceedings by any Governmental Authority or any arbitrator, pending or, to the knowledge of MidAmerican, threatened, nor are there, to the knowledge of MidAmerican, any investigations or reviews by any Governmental Authority or any arbitrator pending or threatened against, relating to or affecting MidAmerican or any of the MidAmerican Subsidiaries or, to the knowledge of MidAmerican, the MidAmerican Joint Ventures, (b) there have not been any significant developments since December 31, 1997 with respect to such disclosed claims, suits, actions, proceedings, investigations or reviews and (c) there are no judgments, decrees, injunctions, rules or orders of any Governmental Authority or any arbitrator applicable to MidAmerican or any of the MidAmerican Subsidiaries or, to the knowledge of MidAmerican, applicable to any of the
MidAmerican Joint Ventures, which, when taken together with any other nondisclosures described in clauses (a), (b) or (c), insofar as reasonably can be foreseen, could, if determined adversely, have a MidAmerican Material Adverse Effect.

     Section 5.8. Joint Proxy Statement. None of the information supplied or to be supplied by or on behalf of MidAmerican for inclusion or incorporation by reference in the joint proxy statement in definitive form relating to the meetings of CalEnergy and MidAmerican stockholders to be held in connection with the Merger and the other transactions contemplated hereby ("Joint Proxy
Statement") will, at the dates mailed to stockholders of CalEnergy and MidAmerican and at the times of the meetings of such stockholders to be held in connection with the Merger and the other transactions contemplated hereby, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, MidAmerican does not make any representation or warranty with respect to any information that has been supplied by any of CalEnergy, Reincorporation Sub or Merger Sub or their accountants, counsel or other authorized representatives for use in any of the foregoing documents. The Joint Proxy Statement will comply as to form in all material respects with the provisions of applicable federal securities law.

     Section 5.9. Tax Matters.

     (a) Filing of Timely Tax Returns. MidAmerican and each of the MidAmerican Subsidiaries have filed (or there has been filed on their behalf) all Tax Returns required to be filed by each of them under applicable law. All such Tax Returns were and are in all material respects true, complete and correct and filed on a timely basis.

     (b) Payment of Taxes. MidAmerican and each of the MidAmerican Subsidiaries have, within the time and in the manner prescribed by law, paid (and until the Closing Date will pay within the time and in the manner prescribed by law) all Taxes that are currently due and payable, except for those contested in good faith and for which adequate reserves have been taken.

     (c) Tax Reserves. MidAmerican and the MidAmerican Subsidiaries have established (and until the Closing Date will maintain) on their books and records reserves which adequately reflect its estimate of the amounts required to pay all Taxes in accordance with GAAP.

     (d) Tax Liens. There are no Tax liens upon the assets of MidAmerican or any of the MidAmerican Subsidiaries except liens for Taxes not yet due.

     (e) Withholding Taxes. MidAmerican and each of the MidAmerican Subsidiaries have complied (and until the Closing Date will comply) in all material respects with the provisions of the Code relating to the payment and withholding of Taxes, including, without limitation, the withholding and reporting requirements under Code Sections 1441 through 1464, 3401 through 3406 and 6041 through 6049, as well as similar provisions under any other laws, and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required.

     (f)  Extensions  of Time For  Filing  Tax  Returns.  Except as set forth in
Section 5.9(f) of the MidAmerican Disclosure Schedule, neither MidAmerican nor any of the MidAmerican Subsidiaries has requested any extension of time within which to file any Tax Return, which Tax Return has not since been timely filed.

     (g) Waivers of Statute of Limitations. Except as set forth in Section 5.9(g) of the MidAmerican Disclosure Schedule, neither MidAmerican nor any of the MidAmerican Subsidiaries has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

     (h) Expiration of Statute of Limitations. Except as disclosed in Section 5.9(h) of the MidAmerican Disclosure Schedule, the statute of limitations for the assessment of all Taxes has expired for all applicable Tax Returns of MidAmerican and the MidAmerican Subsidiaries or those Tax Returns have been examined by the appropriate taxing authorities for all tax periods ending before the date of this Agreement, and no deficiency for any Taxes has been proposed, asserted or assessed against MidAmerican or any of the MidAmerican Subsidiaries that has not been resolved and paid in full.

     (i) Audit,  Administrative  and Court  Proceedings.  Except as disclosed in
Section 5.9(i) of the MidAmerican Disclosure Schedule, no audits or other administrative proceedings or court proceedings are presently pending, or, to the knowledge of MidAmerican, threatened, with regard to any Taxes or Tax Returns of MidAmerican or any of the MidAmerican Subsidiaries.

     (j) Powers of Attorney. Except as disclosed in Section 5.9(j) of the MidAmerican Disclosure Schedule, no power of attorney currently in force has been granted by MidAmerican or any of the MidAmerican Subsidiaries concerning any Tax matter.

     (k) Tax Rulings. Neither MidAmerican nor any of the MidAmerican Subsidiaries has received or requested a Tax Ruling or entered into a Closing Agreement, with any taxing authority that would have a continuing adverse effect after the Closing Date.

     (l) Availability of Tax Returns. MidAmerican has made available to CalEnergy complete and accurate copies of (i) all federal and state income Tax Returns for open years, and any amendments thereto, filed by MidAmerican or any of the MidAmerican Subsidiaries, (ii) all audit reports or written proposed adjustments (whether formal or informal) received from any taxing authority relating to any Tax Return filed by MidAmerican or any of the MidAmerican Subsidiaries and (iii) any Tax Ruling or request for a Tax Ruling applicable to MidAmerican or any of the MidAmerican Subsidiaries and Closing Agreements entered into by MidAmerican or any of the MidAmerican Subsidiaries.

     (m) Tax Sharing Agreements. Except as disclosed in Section 5.9(m) of the MidAmerican Disclosure Schedule, neither MidAmerican nor any MidAmerican Subsidiary is a party to any agreement relating to allocating or sharing of Taxes.

     (n) Code Section 341(F). Neither MidAmerican nor any of the MidAmerican Subsidiaries has filed (or will file prior to the Closing) a consent pursuant to Code Section 341(f) or has agreed to have Code Section 341(f)(2) apply to any disposition of a subsection (f) asset (as that term is defined in Code Section 341(f)(4)), owned by MidAmerican or any of the MidAmerican Subsidiaries.

     (o) Code Section 168. Except as set forth in Section 5.9(o) of the MidAmerican Disclosure Schedule, no property of MidAmerican or any of the MidAmerican Subsidiaries is property that MidAmerican or any MidAmerican Subsidiary or any party to this transaction is or will be required to treat as being owned by another person pursuant to the provisions of Code Section 168(f)(8) (as in effect prior to its amendment by the Tax Reform Act of 1986) or is "tax-exempt use property" within the meaning of Code Section 168(h).

     (p) Code Section 481 Adjustments. Except as set forth in Section 5.9(p) of the MidAmerican Disclosure Schedule, neither MidAmerican nor any of the MidAmerican Subsidiaries is required to include in income for any tax period ending after the date hereof any adjustment pursuant to Code Section 481(a) by reason of a voluntary change in accounting method initiated by MidAmerican or any of the MidAmerican Subsidiaries, and, to the knowledge of MidAmerican, the IRS has not proposed any such adjustment or change in accounting method.

     (q) Acquisition Indebtedness. Except as set forth in Section 5.9(q) of the MidAmerican Disclosure Schedule, no indebtedness of MidAmerican or any of the MidAmerican Subsidiaries is "corporate acquisition indebtedness" within the meaning of Code Section 279(b).

     (r) Intercompany Transactions. Except as set forth in Section 5.9(r) of the MidAmerican Disclosure Schedule, neither MidAmerican nor any of the MidAmerican Subsidiaries has engaged in any intercompany transactions within the meaning of Treasury Regulations 1.1502-13 or -14 or Temporary Treasury Regulation Section 1.1502-13T or -14T for which any income or gain remains unrecognized as of the close of the last taxable year prior to the Closing Date, and no excess loss account within the meaning of Treasury Regulation Section 1.1502-14, -19 or -32 exists with respect to MidAmerican or any of the MidAmerican Subsidiaries.

     (s) Consolidated Tax Returns. Except as disclosed in Section 5.9(s) of the MidAmerican Disclosure Schedule, neither MidAmerican nor any of the MidAmerican Subsidiaries has ever been a member of an affiliated group of corporations (within the meaning of Code Section 1504(a)) filing consolidated returns, other than the affiliated group of which MidAmerican is the common parent.

     (t) Code Section 338 Elections. Except as set forth in Section 5.9(t) of the MidAmerican Disclosure Schedule, no election under Code Section 338 (or any predecessor provision) has been made by or with respect to MidAmerican or any of the MidAmerican Subsidiaries or any of their respective assets or properties.

     (u) 5% Foreign Stockholders. To MidAmerican's knowledge, based on Schedule 13D and 13G filings with the SEC with respect to MidAmerican, no foreign person owns, as of the date of this Agreement, 5% or more of the outstanding shares of MidAmerican Common Stock.

     Section 5.10. Employee Matters; ERISA.

     (a) Benefit Plans. Section 5.10(a) of the MidAmerican Disclosure Schedule contains a true and complete list of each employee benefit plan, practice, program or arrangement currently sponsored, maintained or contributed to by MidAmerican or any of the MidAmerican Subsidiaries for the benefit of employees, former employees or directors and their beneficiaries in respect of services provided to any such entity, including, but not limited to, any employee benefit plans within the meaning of Section 3(3) of ERISA, employee pension benefit plan, program, arrangement or agreement, any health, medical, welfare, disability, life insurance, bonus, option, stock appreciation plan, performance stock plan, restricted stock plan, deferred compensation plan, retiree benefits plan, severance pay and other employee benefit or fringe benefit plan and any employment, consulting, non-compete, severance or change in control agreement (collectively, the "MidAmerican Benefit Plans"), together with, for any option, stock appreciation plan, performance stock plan, restricted stock plan, deferred compensation plan and supplemental retirement plan, the current amounts or benefits granted or payable under each and reasonable details (including exercise prices) regarding the MidAmerican Options or other securities which represent the right (contingent or other) to purchase or receive shares of MidAmerican Common Stock or, following the Merger, of Parent Common Stock. For the purposes of this Section 5.10, the term "MidAmerican" shall be deemed to include predecessors thereof.

     (b) Contributions. Except as set forth in Section 5.10(b) of the MidAmerican Disclosure Schedule, all material contributions and other payments required to be made by MidAmerican or any of the MidAmerican Subsidiaries to any MidAmerican Benefit Plan (or to any person pursuant to the terms thereof) have been timely made or the amount of such payment or contribution obligation has been reflected in the MidAmerican Financial Statements. Except as set forth in
Section 5.10(b) of the MidAmerican Disclosure Schedule, (i) the current value of all accrued benefits under any MidAmerican Benefit Plan which is a defined benefit plan did not, as of the date of the most recent actuarial valuation for such plan, exceed the then current value of the assets of such plan, based on the actuarial assumptions set forth in such valuation for calculating the minimum funding requirements of Code Section 412, which actuarial assumptions and calculations have been provided to CalEnergy prior to the date of this Agreement, and (ii) neither MidAmerican nor any entity which is or ever has been considered as a single employer together with MidAmerican or MidAmerican Utility pursuant to Section 414 of the Code contributes or has contributed, during the eight-year period immediately prior to the date of this Agreement, to a multiemployer plan (as defined in Section 3(37) of ERISA), or has any liability under ERISA Section 4203 or Section 4205 in respect of any such plan.

     (c) Qualification; Compliance. Except as set forth in Section 5.10(c) of the MidAmerican Disclosure Schedule, each of the MidAmerican Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified, and, to the knowledge of MidAmerican, no circumstances exist that are reasonably expected by MidAmerican to result in the revocation of any such determination. MidAmerican and each of the MidAmerican Subsidiaries are in compliance in all material respects with, and each MidAmerican Benefit Plan is and has been operated in all material respects in compliance with the terms thereof and all applicable laws, rules and regulations governing such plan, including, without limitation, ERISA and the Code. Each MidAmerican Benefit Plan intended to provide for the deferral of income, the reduction of salary or other compensation or to afford other income tax benefits complies with the requirements of the applicable provisions of the Code or other laws, rules and regulations required to provide such income tax benefits.

     (d) Liabilities. With respect to the MidAmerican Benefit Plans individually and in the aggregate, there are no actions, suits, claims pending or, to the knowledge of MidAmerican, threatened and no event has occurred, and, to the knowledge of MidAmerican, there exists no condition or set of circumstances that could subject MidAmerican or any of the MidAmerican Subsidiaries to any liability arising under the Code, ERISA or any other applicable law (including, without limitation, any liability of any kind whatsoever, whether direct or indirect, contingent, inchoate or otherwise, to any such plan or the PBGC, or under any indemnity agreement to which MidAmerican or any of the MidAmerican Subsidiaries is a party, in each such case, which liability, individually or in the aggregate, could reasonably be expected to have a MidAmerican Material Adverse Effect.

     (e) Welfare Plans. Except as set forth in Section 5.10(e) of the MidAmerican Disclosure Schedule, none of the MidAmerican Benefit Plans that are "welfare plans", within the meaning of Section 3(1) of ERISA, provides for any benefits payable to or on behalf of any employee or director after termination of employment or service, as the case may be, other than elective continuation required pursuant to Code Section 4980B or coverage which expires at the end of the calendar month following such event. Each such plan that is a "group health plan" (as defined in Code Section 4980B(g)) has been operated in compliance with Code Section 4980B at all times, except for any non-compliance that would not, or insofar as reasonably can be determined could not, give rise to a MidAmerican Material Adverse Effect.

     (f) Documents Made Available. MidAmerican has made available to CalEnergy a true and correct copy of each collective bargaining agreement to which MidAmerican or any of the MidAmerican Subsidiaries is a party or under which MidAmerican or any of the MidAmerican Subsidiaries has obligations, and with respect to each MidAmerican Benefit Plan, to the extent applicable, (i) such plan and summary plan description (including all amendments to each such document), (ii) the most recent annual report filed with the IRS, (iii) each related trust agreement, insurance contract, service provider or investment management agreement (including all amendments to each such document), (iv) the most recent determination of the IRS with respect to the qualified status of such plan, (v) the most recent actuarial report or valuation and (vi) all material employee communications.

     (g) Payments Resulting from Merger and Other Severance Payments. Except as set forth in Section 5.10(g) of the MidAmerican Disclosure Schedule or as
specifically provided for in this Agreement, (i) the announcement or consummation of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events, including, without limitation, termination of employment) result in any (A) payment (whether of severance pay or otherwise) becoming due from MidAmerican or any of the MidAmerican Subsidiaries to any officer, employee, former employee or director thereof or to the trustee under any "rabbi trust" or similar arrangement or (B) benefit being established or becoming accelerated, vested or payable under any MidAmerican Benefit Plan and (ii) neither MidAmerican nor any of the MidAmerican Subsidiaries is a party to (A) any management, employment, deferred compensation, severance (including any payment, right or benefit resulting from a change in control), bonus or other contract for personal services with any officer, director or employee, (B) any consulting contract with any person who prior to entering into such contract was a director or officer of MidAmerican or any of the MidAmerican Subsidiaries or (C) any material plan, agreement, arrangement or understanding similar to the foregoing.

     (h) Labor Agreements. As of the date hereof, except as set forth in Section 5.10(h) of the MidAmerican Disclosure Schedule, neither MidAmerican nor any of the MidAmerican Subsidiaries is a party to any collective bargaining agreement or other labor agreement with any union or labor organization. To the knowledge of MidAmerican, as of the date hereof, there is no current union representation question involving employees of MidAmerican or any of the MidAmerican Subsidiaries, nor does MidAmerican know of any activity or proceeding of any labor organization (or representative thereof) or employee group to organize any such employees. Except as set forth in Section 5.10(h) of the MidAmerican Disclosure Schedule, (i) there is no unfair labor practice, employment discrimination or other complaint against MidAmerican or any of the MidAmerican Subsidiaries pending or, to the knowledge of MidAmerican, threatened, which has or could reasonably be expected to have a MidAmerican Material Adverse Effect,
(ii) there is no strike, dispute, slowdown, work stoppage or lockout pending, or, to the knowledge of MidAmerican, threatened, against or involving MidAmerican or any of the MidAmerican Subsidiaries which has or could reasonably be expected to have, a MidAmerican Material Adverse Effect and (iii) there is no proceeding, claim, suit, action or governmental investigation pending or, to the knowledge of MidAmerican, threatened, in respect of which any director, officer, employee or agent of MidAmerican or any of the MidAmerican Subsidiaries is or may be entitled to claim indemnification from MidAmerican pursuant to their respective articles of incorporation or by-laws or as provided in the Indemnification Agreements listed in Section 5.10(h) of the MidAmerican Disclosure Schedule. Except as set forth in Section 5.10(h) of the MidAmerican Disclosure Schedule, MidAmerican and the MidAmerican Subsidiaries have, complied in all material respects with all laws relating to the employment of labor, including without limitation any provisions thereof relating to wages, hours, collective bargaining and the payment of social security and similar taxes, and no person has, to the knowledge of MidAmerican, asserted that MidAmerican or any of the MidAmerican Subsidiaries is liable in any material amount for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.

     (i) Parachute Payments. Section 5.10(i) of the MidAmerican Disclosure Schedule sets forth (1) the name of each employee, former employee or other person who is or was providing services to MidAmerican or any MidAmerican Subsidiaries and who, in connection with the transactions contemplated with this Agreement, will receive, or will or may become entitled to receive in the future or upon termination of such person's employment, any payments (including without limitation accelerated vesting of MidAmerican Options or other equity-based awards) which could reasonably be expected to constitute "excess parachute payments" with respect to such person within the meaning of Section 280G of the Code ("Excess Parachute Payments"), (2) with respect to each such person, the maximum amount of Excess Parachute Payments which could reasonably be expected to be so received (determined in accordance with proposed regulations of the IRS promulgated under Section 280G of the Code), and (3) with respect to each person who is entitled to receive a "gross-up payment" in respect of excise taxes imposed on such Excess Parachute Payments under Section 4999 of the Code, a reasonable estimate of the amount of such gross-up payment.

     (j) Section 162(m). Except as set forth in Section 5.10(j) of the MidAmerican Disclosure Schedule, no payments to any executive officer of MidAmerican or any MidAmerican Subsidiaries will fail to be deductible for Federal income tax purposes by reason of the deduction limit imposed under
Section 162(m) of the Code. Section 5.10(j) of the MidAmerican Disclosure Schedule sets forth the name of each executive officer who will receive compensation which may not be fully deductible by reason of the application of
Section 162(m), and a reasonable estimate of the amount of such potentially nondeductible compensation.

     Section 5.11. Environmental Protection.

     (a) Compliance. Except as set forth in Section 5.11(a) of the MidAmerican Disclosure Schedule, MidAmerican and each of the MidAmerican Subsidiaries and, to the knowledge of MidAmerican, the MidAmerican Joint Ventures are in compliance with all applicable Environmental Laws except where the failure to so comply would not have a MidAmerican Material Adverse Effect, and neither MidAmerican nor any of the MidAmerican Subsidiaries has received any communication (written or oral), from any person or Governmental Authority that alleges that MidAmerican or any of the MidAmerican Subsidiaries or the MidAmerican Joint Ventures is not in such compliance with applicable Environmental Laws. To the knowledge of MidAmerican, compliance with all applicable Environmental Laws will not require MidAmerican or any MidAmerican Subsidiary or, to the knowledge of MidAmerican, any MidAmerican Joint Venture to incur costs beyond that currently budgeted in the five MidAmerican fiscal years beginning with January 1, 1998 (as disclosed to CalEnergy prior to the date of this Agreement) that will be reasonably likely to result in a MidAmerican Material Adverse Effect, including but not limited to the costs of MidAmerican and MidAmerican Subsidiary and MidAmerican Joint Venture pollution control equipment required or reasonably contemplated to be required in the future.

     (b) Environmental Permits. Except as set forth in Section 5.11(b) of the MidAmerican Disclosure Schedule, MidAmerican and each of the MidAmerican Subsidiaries and, to the knowledge of MidAmerican, the MidAmerican Joint Ventures, have obtained or has applied for all Environmental Permits necessary for the construction of its facilities or the conduct of its operations except where the failure to so obtain would not have a MidAmerican Material Adverse Effect, and all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and MidAmerican and the MidAmerican Subsidiaries and, to the knowledge of MidAmerican, the MidAmerican Joint Ventures are in compliance with all terms and conditions of all Environmental Permits necessary for the construction of its facilities or the conduct of its operations, except where the failure to so comply, in the aggregate, would not have a MidAmerican Material Adverse Effect.

     (c) Environmental Claims. Except as set forth in Section 5.11(c) of the MidAmerican Disclosure Schedule, there is no Environmental Claim pending (or, to the knowledge of MidAmerican, threatened) (A) against MidAmerican or any of the MidAmerican Subsidiaries or, to the knowledge of MidAmerican, any of the MidAmerican Joint Ventures, (B) to the knowledge of MidAmerican, against any person or entity whose liability for any Environmental Claim MidAmerican or any of the MidAmerican Subsidiaries or, to the knowledge of MidAmerican, any of the MidAmerican Joint Ventures has or may have retained or assumed either contractually or by operation of law, or (C) against any real or personal property or operations which MidAmerican or any of the MidAmerican Subsidiaries or, to the knowledge of MidAmerican, any of the MidAmerican Joint Ventures owns, leases or manages, in whole or in part, which, if adversely determined, would have, in the aggregate, a MidAmerican Material Adverse Effect.

     (d) Releases. Except as set forth in Section 5.11(d) of the MidAmerican Disclosure Schedule, MidAmerican has no knowledge of any Releases of any Hazardous Material that would be reasonably likely to form the basis of any Environmental Claim against MidAmerican or any of the MidAmerican Subsidiaries or the MidAmerican Joint Ventures, or against any person or entity whose liability for any Environmental Claim MidAmerican or any of the MidAmerican Subsidiaries or the MidAmerican Joint Ventures has or may have retained or assumed either contractually or by operation of law except for any Environmental Claim which would not have, in the aggregate, a MidAmerican Material Adverse Effect.

     (e) Predecessors. Except as set forth in Section 5.11(e) of the MidAmerican Disclosure Schedule, MidAmerican has no knowledge, with respect to any predecessor of MidAmerican or any of the MidAmerican Subsidiaries or the MidAmerican Joint Ventures, of any Environmental Claim pending or threatened, or of any Release of Hazardous Materials that would be reasonably likely to form the basis of any Environmental Claim, which, if determined adversely could reasonably be expected to require payments of $20 million or more or which could reasonably be expected to have a MidAmerican Material Adverse Effect.

     (f) Disclosure. MidAmerican has disclosed in writing to CalEnergy all material facts which MidAmerican reasonably believes form the basis of an Environmental Claim which could have a MidAmerican Material Adverse Effect arising from (i) the cost of MidAmerican pollution control equipment (including, without limitation, upgrades and other modifications to existing equipment) currently required or reasonably contemplated to be required in the future, (ii) current remediation costs or costs to MidAmerican or any of the MidAmerican Subsidiaries for remediation reasonably contemplated to be required in the future or (iii) any other environmental matter affecting MidAmerican or any of the MidAmerican Subsidiaries.

     (g) Cost Estimates. To MidAmerican's knowledge, no environmental matter set forth in the MidAmerican SEC Reports or the MidAmerican Disclosure Schedule could reasonably be expected to exceed the cost estimates provided in the MidAmerican SEC Reports by an amount that individually or in the aggregate could reasonably be expected to have a MidAmerican Material Adverse Effect.

     Section 5.12. Regulation as a Utility. MidAmerican Utility is regulated as a public utility by the FERC and in the States of Illinois, Iowa, Nebraska and South Dakota and in no other state. Except as set forth in the preceding sentence or Section 5.12 of the MidAmerican Disclosure Schedule, neither MidAmerican nor any "subsidiary company" or "affiliate" (as each such term is defined in the 1935 Act) of MidAmerican is subject to regulation as a public utility or public service company (or similar designation) by the FERC or any municipality, locality, state in the United States or any foreign country. MidAmerican is an exempt holding company under Section 3(a)(1) of the 1935 Act.

     Section 5.13. Vote Required. The approval of the Merger by the affirmative vote of a majority of the votes entitled to be cast by holders of MidAmerican Common Stock (the "MidAmerican Stockholders' Approval") is the only vote of the holders of any class or series of the capital stock of MidAmerican or any of the MidAmerican Subsidiaries required to approve this Agreement, the Merger and the other transactions contemplated hereby.

     Section 5.14. Insurance. Except as set forth in Section 5.14 of the MidAmerican Disclosure Schedule, MidAmerican and each of the MidAmerican Subsidiaries is, and has been continuously since January 1, 1996, insured with financially responsible insurers in such amounts and against such risks and losses as are customary in all material respects for companies conducting the business as conducted by MidAmerican and the MidAmerican Subsidiaries during such time period. Neither MidAmerican nor any of the MidAmerican Subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy of MidAmerican or any of the MidAmerican Subsidiaries. The insurance policies of MidAmerican and each of the MidAmerican Subsidiaries are valid and enforceable policies in all material respects.

     Section 5.15. Opinion of Financial Advisor. MidAmerican has obtained the opinion of Warburg Dillon Read & Co., LLC ("Dillon Read"), dated the date of this Agreement, to the effect that, as of the date thereof, the Per Share Amount to be paid to holders of MidAmerican Common Stock pursuant to this Agreement is fair from a financial point of view to the holders of MidAmerican Common Stock.

     Section 5.16. Brokers. No broker, finder or investment banker (other than Dillon Read) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of MidAmerican. MidAmerican has heretofore furnished to CalEnergy a complete and correct copy of all agreements between MidAmerican and Dillon Read, pursuant to which such firm would be entitled to any payment relating to the Merger.

     Section 5.17. Non-Applicability of Certain Provisions of Iowa Act. None of the business combination provisions of Section 1109 of the Iowa Act or any similar provisions of the Iowa Act, the articles of incorporation or by-laws of MidAmerican are applicable to the transactions contemplated by this Agreement because such provisions do not apply by their terms or because any required approvals of the Board of Directors of MidAmerican have been obtained.

     Section 5.18. MidAmerican Rights Agreement. Prior to the date of this Agreement, MidAmerican has delivered to CalEnergy and its counsel a true and complete copy of the Shareholder Rights Agreement, dated December 18, 1996, between Continental Stock Transfer and Trust Company and MidAmerican (the
"MidAmerican Rights Agreement") in effect as of the date hereof, and the consummation of the transactions contemplated by this Agreement will not result in the triggering of any right or entitlement of stockholders of MidAmerican under the MidAmerican Rights Agreement or any similar agreement to which MidAmerican or any of its affiliates is a party.

                                   ARTICLE VI.

                     CONDUCT OF BUSINESS PENDING THE MERGER

     Section 6.1. Conduct of Business by MidAmerican Pending the Merger. MidAmerican covenants and agrees, as to itself and each of the MidAmerican Subsidiaries, that after the date of this Agreement and prior to the Effective Time or earlier termination of this Agreement, except as expressly contemplated or permitted in this Agreement, or to the extent CalEnergy shall have otherwise consented in writing, which decision regarding consent shall be made as soon as reasonably practicable (it being understood that if a particular activity is permissible as a result of its being disclosed and, where applicable, approved in writing by CalEnergy under any one of the Section 6.1 subsections of the MidAmerican Disclosure Schedule, that activity will not be prohibited under any of the subsections of Section 6.1):

     (a) Ordinary Course of Business. MidAmerican shall, and shall cause the MidAmerican Subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use all commercially reasonable efforts to preserve intact their present business organizations and goodwill, preserve the goodwill and relationships with customers, suppliers and others having business dealings with them and, subject to prudent management of workforce needs and ongoing or planned programs relating to downsizing, re-engineering and similar matters, keep available the services of their present officers and employees to the end that their goodwill and ongoing businesses shall not be impaired in any material respect at the Effective Time. Except as set forth in Section 6.1(a) of the MidAmerican Disclosure Schedule, MidAmerican shall not, nor shall MidAmerican permit any of the MidAmerican Subsidiaries to, (i) enter into a new line of business involving any material investment of assets or resources or any material exposure to liability or loss to MidAmerican and the MidAmerican Subsidiaries taken as a whole, or (ii) acquire, or agree to acquire, by merger or consolidation with, or by purchase or otherwise, a substantial equity interest in or a substantial portion of the assets of, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets (other than equipment, fuel, supplies and similar items or for capital expenditures, in each case, in the ordinary course of business consistent with past practice); provided, however, that notwithstanding the above, MidAmerican or any of the MidAmerican Subsidiaries may enter into a new line of business or make such an other acquisition to the extent the investment or other acquisition, as the case may be (which shall include the amount of equity invested plus the amount of indebtedness incurred, assumed or otherwise owed by or with recourse to MidAmerican or any MidAmerican Subsidiary (other than the entity being acquired or in which the investment is made or any special purpose entity formed in connection with such investment or other acquisition)), in a new line of business or acquisition, as the case may be, does not exceed, together will all other such investments and other acquisitions made from and after the date of this Agreement, $100 million in the aggregate; and provided, further, that no such investment shall be made in, and no such other acquisition shall consist of, any commonequity securities of any U.S. gas or electric utility company.

     (b) Dividends. MidAmerican shall not, nor shall MidAmerican permit any of the MidAmerican Subsidiaries to, (i) declare or pay any dividends on or make other distributions in respect of any of their capital stock other than (A) to MidAmerican or its wholly owned Subsidiaries, (B) dividends required to be paid on any MidAmerican Utility Preferred Stock in accordance with the terms thereof and (C) regular quarterly dividends on MidAmerican Common Stock with respect to the fiscal quarters ending prior to the Effective Date, with usual record and payment dates not in excess of 100% of the average quarterly dividend for the four quarterly dividend payments immediately preceding the date hereof with respect thereto and (D) a special dividend on MidAmerican Common Stock with respect to the quarter in which the Effective Date occurs with a record date on or prior to the Effective Date, which does not exceed an amount equal to $0.30 multiplied by a fraction, the numerator of which is the number of days in such quarter prior to the Effective Date, and the denominator of which is the total number of days in such fiscal quarter; or (ii) split, combine or reclassify any of their capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of their capital stock.

     (c) Issuance of Securities. Except as described in Section 6.1(c) of the MidAmerican Disclosure Schedule, MidAmerican shall not, nor shall MidAmerican permit any of the MidAmerican Subsidiaries to, issue, agree to issue, deliver, sell, award, pledge, dispose of or otherwise encumber or authorize or propose the issuance, delivery, sale, award, pledge, grant of a security interest, disposal or other encumbrance of, any shares of their capital stock of any class or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares or convertible or exchangeable securities, other than (i) issuances by a wholly owned Subsidiary of its capital stock to its direct or indirect parent and (ii) issuances of shares of MidAmerican Common Stock after the date of this Agreement pursuant to MidAmerican Options existing as of the date hereof, as identified in Section 5.10(a) of the MidAmerican Disclosure Schedule.

     (d) Indebtedness. Except as set forth in Section 6.1(d) of the MidAmerican Disclosure Schedule, MidAmerican shall not, nor shall MidAmerican permit any of the MidAmerican Subsidiaries to, incur or guarantee any indebtedness (including any debt borrowed or guaranteed or otherwise assumed including, without limitation, the issuance of debt securities or warrants or rights to acquire debt) or enter into any "keep well" or indemnity or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing other than (i) indebtedness or guarantees or "keep well" or other agreements incurred in the ordinary course of business consistent with past practice (including refinancings, the issuance of commercial paper or the use of existing or replacement credit facilities or hedging activities), (ii) arrangements between MidAmerican and wholly owned MidAmerican Subsidiaries or among wholly owned MidAmerican Subsidiaries, (iii) in connection with the refunding or defeasance of existing indebtedness, or (iv) as may be necessary in connection with investments or acquisitions permitted by Section 6.1(a).

     (e)  Compensation,  Benefits.  Except as set forth in Section 6.1(e) of the
MidAmerican Disclosure Schedule, as may be required by applicable law or as contemplated by this Agreement, MidAmerican shall not, nor shall MidAmerican permit any of the MidAmerican Subsidiaries to, (i) enter into, adopt or amend or increase the amount or accelerate the payment or vesting of any benefit or amount payable under, any employee benefit plan or other contract, agreement, commitment, arrangement, plan, trust, fund or policy maintained by, contributed to or entered into by MidAmerican or any of the MidAmerican Subsidiaries (including, without limitation, the MidAmerican Benefit Plans set forth in
Section 5.10(a) of the MidAmerican Disclosure Schedule) or increase, or enter into any contract, agreement, commitment or arrangement to increase in any manner, the compensation or fringe benefits, or otherwise to extend, expand or enhance the engagement, employment or any related rights, of any director, officer or other employee of MidAmerican or any of the MidAmerican Subsidiaries, except pursuant to binding legal commitments existing on the date of this Agreement and specifically identified in Section 5.10(a) of the MidAmerican Disclosure Schedule and except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to MidAmerican or any of the MidAmerican Subsidiaries; (ii) enter into or amend any employment, severance, pension, deferred compensation or special pay arrangement with respect to the termination of employment or other similar contract, agreement or arrangement with any director or officer or other employee other than in the ordinary course of business consistent with past practice; or (iii) deposit into any trust (including any "rabbi trust") amounts in respect of any employee benefit obligations or obligations to directors; provided that transfers into any trust, other than a rabbi or other trust with respect to any non-qualified deferred compensation, may be made in accordance with past practice.

     (f) 1935 Act. MidAmerican shall not, nor shall MidAmerican permit any of the MidAmerican Subsidiaries to, except as required or contemplated by this Agreement, engage in any activities which would cause a change in its status, or that of the MidAmerican Subsidiaries, under the 1935 Act, or that would impair the ability of MidAmerican or Parent or any Subsidiary of Parent to claim an exemption as of right under Rule 2 of the 1935 Act or that would subject CalEnergy or any CalEnergy Subsidiary to regulation under such Act (other than under Section 9(a)(2) or as an exempt holding company under Section 3(a)(1) under such Act), following the Merger and the Reincorporation.

     (g) Third-Party Consents. MidAmerican shall, and shall cause the MidAmerican Subsidiaries to, use all commercially reasonable efforts to obtain all MidAmerican Required Consents. MidAmerican shall promptly notify CalEnergy of any failure or prospective failure to obtain any such consents and shall provide copies of all MidAmerican Required Consents obtained by MidAmerican to CalEnergy.

     (h) Tax-Exempt Status. MidAmerican shall not, nor shall MidAmerican permit any MidAmerican Subsidiary to, take any action that would likely jeopardize the qualification of MidAmerican's outstanding revenue bonds which qualify as of the date hereof under Section 142(a) of the Code as "exempt facility bonds" or as tax-exempt industrial development bonds under Section 103(b)(4) of the Internal Revenue Code of 1954, as amended, prior to the Tax Reform Act of 1986.

     Section 6.2. Conduct of Business by CalEnergy Pending the Merger. CalEnergy covenants and agrees, as to itself and each of the CalEnergy Subsidiaries, that after the date of this Agreement and prior to the Effective Time or earlier termination of this Agreement, except as expressly contemplated or permitted in this Agreement, or to the extent MidAmerican shall have otherwise consented in writing, which decision regarding consent shall be made as soon as reasonably practicable (it being understood that if a particular activity is permissible as a result of its being disclosed and, where applicable, approved in writing by MidAmerican under any one of the Section 6.2 subsections of the CalEnergy Disclosure Schedule, that activity will not be prohibited under any of the subsections of Section 6.2):

     (a) Ordinary Course of Business. CalEnergy shall, and shall cause the CalEnergy Subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use all commercially reasonable efforts to preserve intact their present business organizations and goodwill, preserve the goodwill and relationships with customers, suppliers and others having business dealings with them and, subject to prudent management of workforce needs and ongoing or planned programs relating to downsizing, re-engineering and similar matters, keep available the services of their present officers and employees to the end that their goodwill and ongoing businesses shall not be impaired in any material respect at the Effective Time. Except as set forth in Section 6.2(a) of the CalEnergy Disclosure Schedule, CalEnergy shall not, nor shall CalEnergy permit any of the CalEnergy Subsidiaries to, (i) enter into a new line of business involving any material investment of assets or resources or any material exposure to liability or loss to CalEnergy and the CalEnergy Subsidiaries taken as a whole, or (ii) acquire, or agree to acquire, by merger or consolidation with, or by purchase or otherwise, a substantial equity interest in or a substantial portion of the assets of, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets (other than equipment, fuel, supplies and similar items or for capital expenditures, in each case, in the ordinary course of business consistent with past practice); provided, however, that notwithstanding the above, CalEnergy or any of the CalEnergy Subsidiaries may enter into a new line of business or make such an other acquisition to the extent the investment or other acquisition, as the case may be (which shall include the amount of equity invested plus the amount of indebtedness incurred, assumed or otherwise owed by or with recourse to CalEnergy or any CalEnergy Subsidiary (other than the entity being acquired or in which the investment is made or any special purpose entity formed in connection with such investment or other acquisition)), in a new line of business or acquisition, as the case may be, does not exceed, together will all other such investments and other acquisitions made from and after the date of this Agreement, $500 million in the aggregate; and provided, further, that no such investment shall be made in, and no such other acquisition shall consist of, any common equity securities o any U.S. gas or electric utility company.

     (b) Indebtedness. Except as contemplated by this Agreement, CalEnergy shall not, nor shall CalEnergy permit any of the CalEnergy Subsidiaries to, incur or guarantee any indebtedness (including any debt borrowed or guaranteed or otherwise assumed including, without limitation, the issuance of debt securities or warrants or rights to acquire debt) or enter into any "keep well" or indemnity or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing other than (i) indebtedness or guarantees or "keep well" or other agreements incurred in the ordinary course of business consistent with past practice (including refinancings, the issuance of commercial paper or the use of existing or replacement credit facilities or hedging activities), (ii) arrangements between CalEnergy and wholly owned CalEnergy Subsidiaries or among wholly owned CalEnergy Subsidiaries, (iii) in connection with the refunding or defeasance of existing indebtedness, or (iv) as may be necessary in connection with investments or acquisitions permitted by Section 6.2(a) or in connection with the financing of the transactions contemplated hereby.

     (c) 1935 Act. CalEnergy shall not, nor shall CalEnergy permit any of the CalEnergy Subsidiaries to, except as required or contemplated by this Agreement, engage in any activities which would cause a change in its status, or that of the CalEnergy Subsidiaries, under the 1935 Act that would impair the ability of MidAmerican or Parent or any Subsidiary of Parent to claim an exemption as of right under Rule 2 of the 1935 Act or that would subject CalEnergy or any CalEnergy Subsidiary to regulation under such Act(other than under Section 9(a)(2) or as an exempt holding company under Section 3(a)(1) under such Act), following the Merger and the Reincorporation.

     (d) Third-Party Consents. CalEnergy shall, and shall cause the CalEnergy Subsidiaries to, use all commercially reasonable efforts to obtain all CalEnergy Required Consents. CalEnergy shall promptly notify MidAmerican of any failure or prospective failure to obtain any such consents and, if requested by MidAmerican, shall provide copies of all CalEnergy Required Consents obtained by CalEnergy to MidAmerican.

     Section 6.3. Additional Covenants by MidAmerican and CalEnergy Pending the Merger. Each of CalEnergy and MidAmerican covenants and agrees, each as to itself and each of its Subsidiaries, that after the date of this Agreement and prior to the Effective Time or earlier termination of this Agreement, except as expressly contemplated or permitted in this Agreement, or to the extent the other parties hereto shall otherwise consent in writing, which decision regarding consent shall be made as soon as reasonably practicable:

     (a) Cooperation, Notification. Each party shall (i) confer on a regular and frequent basis with one or more representatives of the other parties to discuss, subject to applicable law, material operational matters and the general status of its ongoing operations, (ii) promptly notify the other party of any significant changes in its business, properties, assets, condition (financial or other), results of operations or prospects, (iii) promptly advise the other party of any change or event which has had or, insofar as reasonably can be foreseen, is reasonably likely to result in a MidAmerican Material Adverse Effect or a CalEnergy Material Adverse Effect, as the case may be, and (iv) pursuant to Section 7.3, promptly provide the other party with copies of all filings made by such party or any of its Subsidiaries with any state or federal court, administrative agency, commission or other Governmental Authority.

     (b) No Breach, Etc. Each of the parties shall not, nor shall it permit any of its Subsidiaries to, take any action that would or is reasonably likely to result in a material breach of any provision of this Agreement or in any of its representations and warranties set forth in this Agreement being untrue on and as of the Closing Date.

                                  ARTICLE VII.

                              ADDITIONAL AGREEMENTS

     Section 7.1. Access to Information. Upon reasonable notice, MidAmerican shall, and shall cause the MidAmerican Subsidiaries to, afford to the officers, directors, employees, accountants, counsel, investment bankers, financial advisors and other representatives of CalEnergy (collectively, "Representatives") reasonable access, during normal business hours throughout the period prior to the Effective Time, to all of its properties, books, contracts, commitments, records and other information (including, but not limited to, Tax Returns) and, during such period, MidAmerican shall, and shall cause the MidAmerican Subsidiaries to, furnish promptly to CalEnergy (i) access to each significant report, schedule and other document filed or received by it or any of the MidAmerican Subsidiaries pursuant to the requirements of federal or state securities laws or filed with or sent to the SEC, the FERC, the public utility commission of any State, the Nuclear Regulatory Commission, the
Department of Labor, the Immigration and Naturalization Service, the Environmental Protection Agency (state, local and federal), the IRS, the Department of Justice, the Federal Trade Commission, or any other federal or state regulatory agency or commission or other Governmental Authority and (ii) access to all information concerning MidAmerican, the MidAmerican Subsidiaries, directors, officers and stockholders, properties, facilities or operations owned, operated or otherwise controlled by MidAmerican, or if not so owned, operated or controlled, which properties, facilities or operations that MidAmerican may nonetheless obtain access to through the exercise of reasonable diligence, and such other matters as may be reasonably requested by CalEnergy in connection with any filings, applications or approvals required or contemplated by this Agreement or for any other reason related to the transactions contemplated by this Agreement. CalEnergy shall, from time to time at the request of MidAmerican, discuss its financing arrangements for the Merger with MidAmerican and shall furnish promptly to MidAmerican such information concerning its financial condition, together with final drafts of its financing arrangements for the Merger. Subject to the following sentence, such information provided to MidAmerican may be shown to MidAmerican's investment bankes and financial advisors. Each party shall, and shall cause its subsidiaries and Representatives to, hold in strict confidence all documents and information concerning the other furnished to it in connection with the transactions contemplated by this Agreement in accordance with the Confidentiality Agreement, dated as of June 3, 1998, between CalEnergy and MidAmerican (the "Confidentiality Agreement").

     Section 7.2. Joint Proxy Statement.

     (a) Preparation and Filing. The parties will prepare and file with the SEC as soon as reasonably practicable after the date of this Agreement the Joint Proxy Statement. Each of the parties hereto shall furnish all information concerning itself which is required or customary for inclusion in the Joint Proxy Statement. The information provided by or on behalf of any party hereto for use in the Joint Proxy Statement shall be true and correct in all material respects without omission of any material fact which is required to make such information not false or misleading. No representation, covenant or agreement is made by any party hereto with respect to information supplied by any other party for inclusion in the Joint Proxy Statement.

     (b) Opinions of Financial Advisers. It shall be a condition to the mailing of the Joint Proxy Statement to the stockholders of CalEnergy and MidAmerican that (i) CalEnergy shall have received the opinions of CSFB and Lehman, dated the date of the Joint Proxy Statement, to the effect that, as of the date thereof, the Per Share Amount to be paid to holders of MidAmerican Common Stock pursuant to this Agreement is fair from a financial point of view to CalEnergy and (ii) MidAmerican shall have received the opinion of Dillon Read, dated the date of the Joint Proxy Statement, to the effect that, as of the date thereof, the Per Share Amount to be paid to holders of MidAmerican Common Stock is fair from a financial point of view to the holders of MidAmerican Common Stock.

     (c) Amendments or Supplements. No amendment or supplement to the Joint Proxy Statement will be made without the approval of all parties. Each party will advise the others, promptly after it receives notice thereof, of any request by the SEC for amendment of the Joint Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information.

     Section 7.3. Regulatory Approvals and Other Matters.

     (a) HSR Filings. Each party hereto shall file or cause to be filed with the Federal Trade Commission and the Department of Justice any notifications required to be filed under the Hart- Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules and regulations promulgated thereunder with respect to the transactions contemplated hereby. Such parties will use all commercially reasonable efforts to coordinate such filings and any responses thereto, to make such filings promptly and to respond promptly to any requests for additional information made by either of such agencies.

     (b) Other Approvals. Each party hereto shall cooperate and use its best efforts to promptly prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to use all commercially reasonable efforts to obtain all necessary permits, consents, approvals and authorizations of all Governmental Authorities and all other persons necessary or advisable to consummate the transactions contemplated hereby, including, without limitation, the CalEnergy Required Statutory Approvals, the MidAmerican Required Statutory Approvals, the CalEnergy Required Consents and the MidAmerican Required Consents (and any concurrent or related rate filings, if any). CalEnergy and MidAmerican agree that they will consult with each other with respect to the obtaining of all such necessary or advisable permits, consents, approvals and authorizations of Governmental Authorities; provided, however, that it is agreed that MidAmerican shall have primary responsibility for the preparation and filing of any applications with state public utility commissions for approval of the Merger. Each of CalEnergy and MidAmerican shall have the right to review and approve in advance drafts of all such necessary applications, notices, petitions, filings and other documents made or prepared in connection with the transactions contemplated by this Agreement, which approval shall not be unreasonably withheld or delayed.

     (c) NYSE Listing. Each party hereto shall use its best efforts to list on the NYSE, upon official notice of issuance, the shares of Parent Common Stock to be issued pursuant to the Reincorporation.

     Section 7.4. Stockholder Approvals.

     (a) Approval of MidAmerican Stockholders. MidAmerican shall, as soon as reasonably practicable after the date of this Agreement, (i) take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders (the "MidAmerican Meeting") for the purpose of securing the MidAmerican Stockholders' Approval, (ii) distribute to its stockholders the Joint Proxy Statement in accordance with applicable federal and state law and with its Articles of Incorporation and By-Laws, (iii) subject to the fiduciary duties of its Board of Directors, recommend to its stockholders the approval of the Merger, this Agreement and the transactions contemplated hereby and (iv) cooperate and consult with CalEnergy with respect to each of the foregoing matters.

     (b) Approval of CalEnergy Stockholders. CalEnergy shall, as soon as reasonably practicable after the date of this Agreement, (i) take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders (the "CalEnergy Meeting") for the purpose of securing the CalEnergy Stockholders' Approval and (ii) distribute to its stockholders the Joint Proxy Statement in accordance with applicable federal and state law and with its Restated Certificate of Incorporation and By-Laws, (iii) subject to the fiduciary duties of its Board of Directors, recommend to its stockholders the approval of the Reincorporation, this Agreement and the transactions contemplated hereby and (iv) cooperate and consult with MidAmerican with respect to each of the foregoing matters.

     (c) Meeting Date. The MidAmerican Meeting for the purpose of securing the MidAmerican Stockholders' Approval and the CalEnergy Meeting for the purpose of securing the CalEnergy Stockholders' Approval shall be held on such date or dates as CalEnergy and MidAmerican shall mutually determine.

     Section 7.5. Directors' and Officers' Indemnification.

     (a) Indemnification. From and after the Effective Time, Parent shall, to the fullest extent not prohibited by applicable law, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, an officer or director of any of the parties hereto (each an "Indemnified Party" and collectively, the "Indemnified Parties") against all losses, expenses (including reasonable attorney's fees and expenses), claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the Effective Time that are, in whole or in part, based on or arising out of the fact that such person is or was a director or officer of such party arising out of or pertaining to the transactions contemplated by this Agreement (the "Indemnified Liabilities"). In the event of any such loss, expense, claim, damage or liability (whether or not arising prior to the Effective Time), (i) Parent shall pay the reasonable fees and expenses of counsel for the Indemnified Parties selected by Parent, which counsel may also serve as counsel to Parent and which counsel shall be reasonably satisfactory to the Indemnified Parties (which consent shall not be unreasonably withheld), promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred, in either case to the extent not prohibited by the Iowa Act, (ii) Parent will cooperate in the defense of any such matter and (iii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under the Iowa Act and the articles of incorporation or by-laws of MidAmerican shall be made by independent counsel mutually acceptable to Parent and the Indemnified Party (the "Independent Counsel"); provided, however, that Parent shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). The Indemnified Parties as a group may retain only one law firm with respect to each related matter except to the extent there is, in the written opinion of the Independent Counsel, under applicable standards of professional conduct, a conflict on any significant issue between positions of such Indemnified Party and any other Indemnified Party or Indemnified Parties.

     (b) Insurance. For a period of six years after the Effective Time, Parent shall cause to be maintained in effect policies of directors' and officers' liability insurance maintained by MidAmerican; provided, that Parent may substitute therefor policies of at least the same coverage containing terms that are no less advantageous with respect to matters occurring prior to the Effective Time to the extent such liability insurance can be maintained annually at a cost to Parent not greater than 200 percent of the current annual premiums for such directors' and officers' liability insurance, which existing premium costs are disclosed on Schedule 7.5(b) of the MidAmerican Disclosure Schedule; provided, further, that if such insurance cannot be so maintained or obtained at such cost, Parent shall maintain or obtain as much of such insurance for MidAmerican as can be so maintained or obtained at a cost equal to 200 percent of the current annual premiums of MidAmerican for its directors' and officers' liability insurance.

     (c) Successors. In the event Parent or any of its successors or assigns (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers all or substantially all of its properties and assets to any person or entity, then and in either such case, proper provisions shall be made so that the successors and assigns of Parent shall assume the obligations set forth in this Section 7.5.

     (d) Survival of Indemnification. To the fullest extent not prohibited by law, from and after the Effective Time, all rights to indemnification as of the date hereof in favor of the employees, agents, directors and officers of CalEnergy, MidAmerican and their respective Subsidiaries with respect to their activities as such prior to the Effective Time, as provided in their respective articles of incorporation and by-laws in effect on the date thereof, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time.

     Section 7.6. Disclosure Schedules. On or before the date hereof, (i) CalEnergy has delivered to MidAmerican the CalEnergy Disclosure Schedule, accompanied by a certificate signed by the chief financial officer of CalEnergy stating the CalEnergy Disclosure Schedule has been delivered pursuant to this
Section 7.6 and (ii) MidAmerican has delivered to CalEnergy the MidAmerican Disclosure Schedule, accompanied by a certificate signed by the chief financial officer of MidAmerican stating the MidAmerican Disclosure Schedule has been delivered pursuant to this Section 7.6. The CalEnergy Disclosure Schedule and the MidAmerican Disclosure Schedule are collectively referred to herein as the "Disclosure Schedules." The Disclosure Schedules shall be deemed to constitute an integral part of this Agreement and to modify the respective representations, warranties, covenants or agreements of the parties hereto contained herein to the extent that such representations, warranties, covenants or agreements expressly refer to the Disclosure Schedules. Anything to the contrary contained herein or in the Disclosure Schedules notwithstanding, any and all statements, representations, warranties or disclosures set forth in the Disclosure Schedules delivered on or before the date hereof shall be deemed to have been made on and as of the date hereof. From time to time prior to the Closing, the parties shall promptly supplement or amend the Disclosure Schedules with respect to any matter, condition or occurrence hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedules. No supplement or amendment shall be deemed to cure any breach of any representation or warranty made in this Agreement or have any effect for the purpose of determining satisfaction of the conditions set forth in Section 8.2(b) or Section 8.3(b).

     Section 7.7. Public Announcements. Subject to each party's disclosure obligations imposed by law or regulation, CalEnergy and MidAmerican will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any public announcement or statement with respect hereto or thereto without the consent of the other party (which consent shall not be unreasonably withheld and which decision regarding consent shall be made as soon as reasonably practicable).

     Section 7.8. No Solicitations. From and after the date hereof, each party hereto will not, and will not authorize or permit any of its respective Representatives to, directly or indirectly, (i) solicit, initiate or encourage (including by way of furnishing information) or take any other action to facilitate any inquiries or the making of any proposal which constitutes or may reasonably be expected to lead to an Acquisition Proposal (as defined below),
(ii) enter into any agreement with respect to any Acquisition Proposal or (iii) in the event of an unsolicited written Acquisition Proposal, engage in negotiations or discussions with, or provide any information or data to, any Person (other than to the parties hereto, any of their affiliates or Representatives and except for information which has been previously publicly disseminated by the parties) relating to any Acquisition Proposal; provided, however, that nothing contained in this Section 7.8 or any other provision hereof shall prohibit such party or its Board of Directors from (i) taking and disclosing to its stockholders a position with respect to a tender or an exchange offer by a third party pursuant to Rules 14D-9 and 14e-2 promulgated under the Exchange Act or (ii) making such disclosure to its stockholders as, in good faith judgment of its Board of Directors, after receiving advice from outside counsel, is required under applicable law.

     Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by an executive officer of such party or any investment banker, attorney or other Representative of such party, whether or not such person is purporting to act on behalf of such party or otherwise, shall be deemed to be a breach of this Section 7.8 by such party. Notwithstanding any other provision hereof, each party hereto may (i) at any time prior to the time its stockholders shall have voted to approve this Agreement, engage in discussions or negotiations with a third party who (without any solicitation, initiation, encouragement, discussion or negotiation, directly or indirectly, by or with such party or its Representatives after the date hereof) seeks to initiate such discussions or negotiations and may furnish such third party information concerning such party and its business, properties and assets if, and only to the extent that, (A)(x) in the case of an Acquisition Proposal for MidAmerican, the third party has first made an Acquisition Proposal that is financially superior to the Merger, (y) the third party has demonstrated that financing for the Acquisition Proposal is reasonably likely to be obtained (as determined in good faith in each case by such party's Board of Directors after consultation with its financial advisors) and (z) its Board of Directors shall have concluded in good faith, after considering applicable provisions of state law and on the basis of a written opinion of outside counsel, that a failure to do so could reasonably be expected to constitute a breach by its Board of Directors of its fiduciary duties to its stockholders under applicable law and (B) prior to furnishing such information to or entering into discussions or negotiations with such person or entity, such party (x) provides prompt notice to the other party to the effect that it is furnishing information to or entering into discussions or negotiations with such person or entity and (y) receives from sch person an executed confidentiality agreement in reasonably customary form, together with its written acknowledgment and agreement to pay the termination and other fees set forth in Section 9.3 if such Acquisition Proposal is consummated or any other Acquisition Proposal is consummated with such party or any of its affiliates, and (ii) comply with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer. Each party shall immediately cease and terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any parties conducted heretofore by such party or its Representatives with respect to the foregoing. Each party shall notify the other party hereto orally and in writing of any such inquiries, offers or proposals (including, without limitation, the terms and conditions of any such proposal and the identity of the person making it), within 24 hours of the receipt thereof, shall keep such other party informed of the status and details of any such inquiry, offer or proposal, and shall give such other party five days' advance notice of any agreement to be entered into with or any information to be supplied to any person making such inquiry, offer or proposal.

     The term "Acquisition Proposal" shall mean a proposal or offer (other than by another party hereto) for a tender or exchange offer, merger, consolidation or other business combination involving the party or any material Subsidiary of the party or any proposal to acquire in any manner a substantial equity interest in or a substantial portion of the assets of the party or any material Subsidiary of the party, other than the transactions contemplated by this Agreement and except for arrangements made by CalEnergy in connection with the financing of and the consummation of the transactions contemplated hereby.

     Section 7.9. Expenses . Subject to Section 9.3, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that those expenses incurred in connection with printing the Joint Proxy Statement, as well as the filing fee relating thereto, shall be paid 50% by MidAmerican and 50% by CalEnergy.

     Section 7.10. Board of Directors.

     (a) Initial Composition. The initial number of directors comprising the Board of Directors of Parent at the Effective Time shall be 15 persons, (i) 11 of whom shall be designated by CalEnergy prior to the Effective Time and (ii) four of whom shall be MidAmerican Designees (as defined below). The "MidAmerican Designees" shall be Stanley J. Bright plus three other persons designated by MidAmerican who, as of the date of this Agreement, are on the Board of Directors of MidAmerican.

     (b) Initial Board Committees. The initial committees of the Board of Directors of Parent at the Effective Time shall be as follows: Executive, Compensation, Nominating, Environmental and Audit. At the Effective Time, Stanley J. Bright shall become a member of such Executive Committee of Parent's Board of Directors.

     (c) Resignations of Directors and Officers. At or prior to the Effective Time, MidAmerican shall obtain the resignation of each director and officer of MidAmerican and any MidAmerican Subsidiary, if so requested by CalEnergy.

     Section 7.11. Consulting Agreement. On or prior to the Effective Time, Parent shall enter into a consulting agreement (the "Consulting Agreement") with Stanley J. Bright, substantially in the form of Exhibit A attached hereto.

     Section 7.12. Current Employment Arrangements. Except as provided in the Consulting Agreement, the Surviving Corporation and its subsidiaries shall after the Effective Time honor, without modification, all contracts, agreements, collective bargaining agreements and commitments of the parties prior to the date hereof which apply to any current or former employee or current or former director of the parties hereto; provided, however, that this undertaking is not intended to prevent the Surviving Corporation from enforcing such contracts, agreements, collective bargaining agreements and commitments in accordance with their terms, including, without limitation, any reserved right to amend, modify, suspend, revoke or terminate any such contract, agreement, collective bargaining agreement or commitment; and provided, further, that, at or prior to the Effective Time, MidAmerican shall have used its reasonable best efforts to obtain waivers of any and all requirements for a letter of credit under any indemnity agreement or similar arrangement between any officer or director of MidAmerican or any MidAmerican Subsidiary who is such on the Closing Date and any such entity.

     Section 7.13. Post-Merger Operations and Workforce Matters.

     (a) Following the Effective Time, Parent shall maintain its corporate headquarters (excluding the principal office of the Chairman of the Board and Chief Executive Officer and related functions) and the corporate functions designated on Schedule I hereto in Des Moines, Iowa. This provision shall not be modified unless and until the terms of such modification are approved by a vote of eighty percent (80%) of the members of the Board of Directors of Parent.

     (b) Workforce Matters. Subject to compliance with applicable law and obligations under applicable collective bargaining agreements, for a period of two (2) years following the Effective Time, any reductions in workforce in respect of employees of Parent or any of its Subsidiaries shall be made on a fair and equitable basis, in light of the circumstances and the objectives to be achieved, giving consideration to previous work history, job experience, qualifications and business needs without regard to whether employment prior to the Effective Time was with MidAmerican or its Subsidiaries or CalEnergy or its Subsidiaries, and any employees whose employment is terminated or jobs are eliminated by Parent or any of its Subsidiaries during such period shall be entitled to participate on such a fair and equitable basis in the job opportunity and employment placement programs, if any, offered by Parent or any of its Subsidiaries. However, no provision contained in this Section 7.13(b) shall be deemed to constitute an employment contract between Parent and any individual, or a waiver of Parent's right to discharge any employee at any time, with or without cause.

     Section 7.14. Name of Parent. Immediately after the Effective Time, Parent shall file an amendment to its articles of incorporation to change its name to MidAmerican Energy Holdings Company.

     Section 7.15.  Contributions to Rabbi Trusts.  Prior to the Effective Time,
MidAmerican shall contribute to the rabbi trusts maintained by MidAmerican or its Subsidiaries for its various supplemental retirement plans, deferred compensation plans and incentive compensation plans (the "Rabbi Trusts") the principal sum of $12,000,000. Thereafter, at or prior to the end of each of the first three years commencing with the year in which the Closing occurs, Parent shall contribute or cause to be contributed to the Rabbi Trusts the principal sum of $8,000,000.

                                  ARTICLE VIII.

                                   CONDITIONS

     Section 8.1. Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following conditions, except, to the extent permitted by applicable law, that such conditions may be waived in writing pursuant to Section 9.5 by the joint action of the parties hereto:

     (a) Stockholder Approvals. The MidAmerican Stockholders' Approval and the CalEnergy Stockholders' Approval shall have been obtained.

     (b) No Injunction. No temporary restraining order or preliminary or permanent injunction or other order by any federal or state court preventing consummation of the Merger shall have been issued and be continuing in effect, and the Merger and the other transactions contemplated hereby shall not have been prohibited under any applicable federal or state law or regulation.

     (c) Statutory Approvals. The CalEnergy Required Statutory Approvals and the MidAmerican Required Statutory Approvals shall have been obtained at or prior to the Effective Time, such approvals shall have become Final Orders (as defined below) and such Final Orders shall not impose terms or conditions which, in the aggregate, would have, or insofar as reasonably can be foreseen, could have, a CalEnergy Material Adverse Effect or a MidAmerican Material Adverse Effect, or which would be materially inconsistent with the agreements of the parties contained herein. The term "Final Order" shall mean action by the relevant regulatory authority which has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any waiting period prescribed by law before the transactions contemplated hereby may be consummated has expired, and as to which all conditions to the consummation of such transactions prescribed by law, regulation or order have been satisfied.

     (d) HSR Act. All applicable waiting periods under the HSR Act shall have expired or been terminated.

     Section 8.2. Conditions to Obligation of MidAmerican to Effect the Merger. The obligation of MidAmerican to effect the Merger shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by MidAmerican in writing pursuant to Section 9.5:

     (a) Performance of Obligations of CalEnergy and Parent. CalEnergy and Parent (and/or appropriate CalEnergy and Parent Subsidiaries) will have performed in all material respects its agreements and covenants contained in or contemplated by this Agreement, which are required to be performed by it at or prior to the Effective Time.

     (b) Representations and Warranties. The representations and warranties of CalEnergy set forth in Sections 4.1, 4.4(a), 4.4(b), 4.4(c), 4.8, 4.13, 4.15 and
4.17 of this Agreement shall be true and correct in all material respects (or where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects) as of the date hereof (except to the extent such representations and warranties speak as of an earlier or later date) and as of the Closing Date as if made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

     (c) Closing Certificates. MidAmerican shall have received a certificate signed by the chief executive officer and the chief financial officer of Parent, dated the Closing Date, to the effect that, to the best of such officers' knowledge, the conditions set forth in Section 8.2(a) and Section 8.2(b) have been satisfied.

     (d) Legal Opinions as to Corporate and Regulatory Matters. MidAmerican shall have received the opinions of (i) Willkie Farr & Gallagher, Parent's special counsel, in form and substance customary for transactions of this type and reasonably satisfactory to MidAmerican, dated the Effective Time, as to the authorization, validity and enforceability of this Agreement and (ii) Akin, Gump, Strauss, Hauer & Feld, L.L.P., Parent's special regulatory counsel, in form and substance customary for transactions of this type and reasonably satisfactory to MidAmerican, dated the Effective Time, as to certain regulatory matters, including that all regulatory approvals, permits and consents have been obtained; provided, that such firms may reasonably rely on local counsel as to matters of local law.

     (e) Consulting Agreement. Parent shall have duly executed and delivered the Consulting Agreement of Stanley J. Bright, and such agreement shall be in full force and effect.

     Section 8.3. Conditions to Obligation of CalEnergy, Parent and Merger Sub to Effect the Merger. The obligation of CalEnergy, Parent and Merger Sub to effect the Merger shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by CalEnergy in writing pursuant to Section 9.5:

     (a) Performance of Obligations of MidAmerican. MidAmerican (and/or appropriate MidAmerican Subsidiaries) will have performed in all material respects its agreements and covenants contained in or contemplated by this Agreement which are required to be performed by it at or prior to the Effective Time.

     (b) Representations and Warranties. The representations and warranties of MidAmerican set forth in this Agreement shall be true and correct in all material respects (or where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects) as of the date hereof (except to the extent such representations and warranties speak as of an earlier or later date) and as of the Closing Date as if made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

     (c) MidAmerican Material Adverse Effect. No MidAmerican Material Adverse Effect shall have occurred and there shall exist no fact or circumstance that would or, insofar as reasonably can be foreseen, could have a MidAmerican Material Adverse Effect.

     (d) MidAmerican Required Consents. The MidAmerican Required Consents shall have been obtained.

     (e) Closing Certificates. Parent shall have received a certificate signed by the chief executive officer and the chief financial officer of MidAmerican, dated the Closing Date, to the effect that, to the best of such officers' knowledge, the conditions set forth in Sections 8.3(a), (b), (c) and (d) have been satisfied.

     (f) CalEnergy Required Consents. The CalEnergy Required Consents shall have been obtained.

     (g) Legal Opinion as to Corporate and Regulatory Matters. Parent shall have received an opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., MidAmerican's special counsel, in form and substance customary for transactions of this type and reasonably satisfactory to Parent, dated the Effective Time, as to the authorization, validity and enforceability of this Agreement and as to certain regulatory matters, including that all regulatory approvals, permits and consents have been obtained; provided, that such firm may reasonably rely on local counsel as to matters of local law.

     (h) Consulting Agreement. Stanley J. Bright shall have duly executed and delivered his Consulting Agreement, and such agreement shall be in full force and effect.

     (i) Listing Of Shares of Parent Common Stock. The shares of Parent Common Stock issuable in the Reincorporation shall have been approved for listing on the NYSE upon official notice of issuance.

                                   ARTICLE IX.

                        TERMINATION, AMENDMENT AND WAIVER

     Section 9.1. Termination. This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval by the stockholders of the respective parties hereto contemplated by this Agreement:

     (a) by mutual written consent of the Boards of Directors of MidAmerican and CalEnergy;

     (b) by any party hereto, by written notice to the other, if the Effective Time shall not have occurred on or before March 31, 1999; provided, that such date shall automatically be changed to December 31, 1999 if on March 31, 1999 the condition set forth in Section 8.1(c) has not been satisfied or waived and the other conditions to the consummation of the transactions contemplated hereby are then capable of being satisfied, and the approvals required by Section 8.1(c) which have not yet been obtained are being pursued with diligence; and provided, further, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

     (c) by any party hereto, by written notice to the other party, if the CalEnergy Stockholders' Approval shall not have been obtained at a duly held CalEnergy Meeting, including any adjournments thereof; or the MidAmerican Stockholders' Approval shall not have been obtained at a duly held MidAmerican Meeting, including any adjournments thereof;

     (d) by any party hereto, if any state or federal law, order, rule or regulation is adopted or issued, which has the effect, as supported by the written opinion of outside counsel for such party, of prohibiting either the Merger or the Reincorporation, or by any party hereto, if any court of competent jurisdiction in the United States or any State shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting either the Merger or the Reincorporation, and such order, judgment or decree shall have become final and nonappealable; provided, that such terminating party shall have complied with its obligations pursuant to Section 10.9;

     (e) by CalEnergy, upon two days' prior notice to MidAmerican, if, as a result of an Acquisition Proposal for CalEnergy, the Board of Directors of CalEnergy determines in good faith that their fiduciary obligations under applicable law require that such Acquisition Proposal be accepted; provided, however, that (i) the Board of Directors of CalEnergy shall have been advised in writing by outside counsel that notwithstanding a binding commitment to consummate an agreement of the nature of this Agreement entered into in the proper exercise of their applicable fiduciary duties, such fiduciary duties could also reasonably be expected to require the directors to reconsider such commitment as a result of such Acquisition Proposal; (ii) the person making the Acquisition Proposal shall have acknowledged and agreed in writing to pay the termination and other fees set forth in Section 9.3 if such Acquisition Proposal is consummated or any other Acquisition Proposal is consummated with such person or any of its affiliates and (iii) prior to any such termination, CalEnergy shall, and shall cause its respective financial and legal advisors to, negotiate with MidAmerican to make such adjustments in the terms and conditions of this Agreement as would enable CalEnergy to proceed with the transactions contemplated herein; provided, further, that CalEnergy and MidAmerican acknowledge and affirm that notwithstanding anything in this Section 9.1(e) to the contrary, the parties hereto intend this Agreement to be an exclusive agreement and, accordingly, nothing in this Agreement is intended to constitute a solicitation of an Acquisition Proposal, it being acknowledged and agreed that any such Acquisition Proposal would interfere with the strategic advantages and benefits which the parties expect to derive from the Merger;

     (f) by MidAmerican, upon two days' prior notice to CalEnergy if, as a result of an Acquisition Proposal for MidAmerican, the Board of Directors of MidAmerican determines in good faith that their fiduciary obligations under applicable law require that such Acquisition Proposal be accepted; provided, however, that (i) the Board of Directors of MidAmerican shall have been advised in writing by outside counsel that notwithstanding a binding commitment to consummate an agreement of the nature of this Agreement entered into in the proper exercise of their applicable fiduciary duties, such fiduciary duties could also reasonably be expected to require the directors to reconsider such commitment as a result of such Acquisition Proposal; (ii) the person making the Acquisition Proposal shall have acknowledged and agreed in writing to pay the termination and other fees set forth in Section 9.3 if such Acquisition Proposal is consummated or any other Acquisition Proposal is consummated with such person or any of its affiliates and (iii) prior to any such termination, MidAmerican shall, and shall cause its respective financial and legal advisors to, negotiate with CalEnergy to make such adjustments in the terms and conditions of this Agreement as would enable MidAmerican to proceed with the transactions contemplated herein; provided, further, that CalEnergy and MidAmerican acknowledge and affirm that notwithstanding anything in this Section 9.1(f) to the contrary, the parties hereto intend this Agreement to be an exclusive agreement and, accordingly, nothing in this Agreement is intended to constitute a solicitation of an Acquisition Proposal, it being acknowledged and agreed that any such Acquisition Proposal would interfere with the strategic advantages and benefits which the parties expect to derive from the Merger;

     (g) by CalEnergy, by written notice to MidAmerican, if (i) there shall have been any material breach of any representation or warranty, or any material breach of any covenant or agreement, of MidAmerican hereunder, and such breach shall not have been remedied within twenty days after receipt by MidAmerican of notice in writing from CalEnergy, specifying the nature of such breach and requesting that it be remedied; or (ii) the Board of Directors of MidAmerican
(A) shall withdraw or modify in any manner adverse to CalEnergy its approval of this Agreement and the transactions contemplated hereby or its recommendation to its stockholders regarding the approval of this Agreement, (B) shall fail to reaffirm such approval or recommendation upon the request of CalEnergy, (C) shall approve or recommend any Acquisition Proposal or (D) shall resolve to take any of the actions specified in clause (A), (B) or (C); provided, however, that CalEnergy and MidAmerican acknowledge and affirm that notwithstanding anything in this Section 9.1(g)(ii) to the contrary, the parties hereto intend this Agreement to be an exclusive agreement and, accordingly, nothing in this Agreement is intended to constitute a solicitation of an Acquisition Proposal, it being acknowledged and agreed that any such offer or proposal would interfere with the strategic advantages and benefits which the parties expect to derive from the Merger;

     (h) by MidAmerican, by written notice to CalEnergy, if (i) there shall have been any material breach of any representation or warranty contained in Sections 4.1, 4.4(a), 4.4(b), 4.4(c), 4.8, 4.13, 4.15 and 4.17, or any material breach of any covenant or agreement (which shall be deemed to include, for this purpose only, the failure of CalEnergy to deliver the cash to the Exchange Agent pursuant to Section 2.3(a), assuming all other conditions to Closing have been satisfied or otherwise waived in writing by CalEnergy), of CalEnergy hereunder, and such breach shall not have been remedied within twenty days after receipt by CalEnergy of notice in writing from MidAmerican, specifying the nature of such breach and requesting that it be remedied; or (ii) the Board of Directors of CalEnergy (A) shall withdraw or modify in any manner adverse to MidAmerican its approval of this Agreement and the transactions contemplated hereby or its recommendation to its stockholders regarding the approval of this Agreement, (B) shall fail to reaffirm such approval or recommendation upon the request of MidAmerican, (C) shall approve or recommend any Acquisition Proposal or (D) shall resolve to take any of the actions specified in clause (A), (B) or (C); provided, however, that CalEnergy and MidAmerican acknowledge and affirm that notwithstanding anything in this Section 9.1(h)(ii) to the contrary, the parties hereto intend this Agreement to be an exclusive agreement and, accordingly, nothing in this Agreement is intended to constitute a solicitation of an offer or proposal for an Acquisition Proposal, it being acknowledged and agreed that any such offer or proposal would interfere with the strategic advantages and benefits which the parties expect to derive from the Merger.

     Section 9.2. Effect of Termination. In the event of termination of this Agreement by either MidAmerican or CalEnergy pursuant to Section 9.1, there shall be no liability on the part of either CalEnergy or MidAmerican or their respective officers or directors hereunder, except as provided in Section 7.9 and 9.3 and except that the agreement contained in the last sentence of Section
7.1 shall survive the termination.

     Section 9.3. Termination Fee; Expenses.

     (a) Termination Fee. If this Agreement (i) is terminated at such time that this Agreement is terminable pursuant to one of Section 9.1(g)(i) or Section 9.1(h)(i) (other than in circumstances described in Section 9.3(c)) but not the other (provided, that, for purposes of this Section 9.3 only, representations and warranties made by MidAmerican with respect to each of the Quad Cities Station nuclear generation facility and the Ottumwa Unit coal burning generation facility shall be deemed to be made to MidAmerican's knowledge), (ii) is terminated pursuant to Section 9.1(e) or Section 9.1(f) or (iii) is terminated by MidAmerican pursuant to Section 9.1(b) at any time on or after December 31, 1999 when the only approval required by Section 8.1(c) which has not yet been obtained is the CalEnergy Required Statutory Approval described in Section 4.4(c)(ii) of the CalEnergy Disclosure Schedule and the other conditions to the consummation of the transactions contemplated by this Agreement are then capable of being satisfied, then (A) in the event of such a termination pursuant to
Section 9.1(f) or Section 9.1(g)(i), MidAmerican shall pay to CalEnergy, and (B) in the event of such a termination pursuant to Section 9.1(e), Section 9.1(h)(i) or Section 9.1(b), CalEnergy shall pay to MidAmerican, promptly (but not later than five business days after such notice is received pursuant to Section 9.1(g)(i), Section 9.1(h)(i) or Section 9.1(b) or is given pursuant to Section 9.1(e) or Section 9.1(f)) an amount equal to $35 million in cash if required to be paid by CalEnergy and $35 million in cash if required to be paid by MidAmerican, plus in each case cash in an amount equal to all documented out-of-pocket expenses and fees incurred by the other party (including, without limitation, fees and expenses payable to all legal, accounting, financial, public relations and other professional advisors arising out of, in connection with or related to the Merger or the transactions contemplated by this Agreement) not in excess of $10 million.

     (b) Additional Termination Fees. If (i) this Agreement (w) is terminated by any party pursuant to Section 9.1(e) or Section 9.1(f), (x) is terminated following a failure of the stockholders of MidAmerican or CalEnergy to grant the necessary approvals described in Section 4.13 or Section 5.13, (y) is terminated as a result of such party's material breach of Section 7.4 or (z) is terminated pursuant to Section 9.1(g)(i) or Section 9.1(h)(i) as a result of such party's breach, and (ii) at the time of such termination or prior to the meeting of such party's stockholders there shall have been an Acquisition Proposal involving, such party or its affiliates which at the time of such termination or of the meeting of such party's stockholders shall not have been (x) rejected by such party and its Board of Directors and (y) withdrawn by the third-party and (iii) within two years of any such termination described in clause (i) above, the party or its affiliate which is the target of the Acquisition Proposal ("Target Party") becomes a subsidiary or part of such offeror or a subsidiary or part of an affiliate of such offeror, or merges with or into the offeror or a subsidiary or affiliate of the offeror or enters into a definitive agreement to consummate an Acquisition Proposal with such offeror or affiliate thereof, then (A) in the event MidAmerican or one of its affiliates is the Target Party, MidAmerican shall pay to CalEnergy and (B) in the event CalEnergy or one of its affiliates is the Target Party, CalEnergy shall pay to MidAmerican, at the closing of the transaction (and as a condition to the closing) in which such Target Party becomes such a subsidiary or part of such other person or the closing of such Acquisition Proposal occurs, an additional termination fee equal to $60 million in cash if required to be paid by CalEnergy and $60 million in cash if required to be paid by MidAmerican.

     (c) If this Agreement is terminated by MidAmerican, by written notice to CalEnergy, due to the failure of CalEnergy to deliver the amount of cash to the Exchange Agent required pursuant to Section 2.3(a) at a time when all conditions to CalEnergy's obligation to close have been satisfied or otherwise waived in writing by CalEnergy, then CalEnergy shall pay to MidAmerican a termination fee of $60 million; provided, however, that CalEnergy shall have no liability under this Section 9.3(c) (or for any breach of covenant pursuant to Section 9.3(a)) as a result of such failure if such failure is the direct result of the inability of CalEnergy to finance the transaction because of the occurrence of any significant disruptions or material adverse changes (i) in the market for new issues of senior debt securities, credit facilities or common, preferred or equity- linked securities by a company having financial characteristics similar to those of CalEnergy or a holding company for MidAmerican, respectively, as of the date of this Agreement, or (ii) in the financial or capital markets in general which make it impracticable for a company having financial characteristics similar to those of CalEnergy or a holding company for MidAmerican, respectively, as of the date of this Agreement, to finance a transaction of the size and nature as that contemplated hereunder on commercially reasonable financing terms that are available as of the date of such financing.

     (d)  Expenses.  The parties  agree that the  agreements  contained  in this
Section 9.3 are an integral part of the transactions contemplated by this Agreement and constitute liquidated damages and not a penalty. Notwithstanding anything to the contrary contained in this Section 9.3, if one party fails to promptly pay to the other any fee or expense due under this Section 9.3, in addition to any amounts paid or payable pursuant to such Section, the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Citibank, N.A. from the date such fee was required to be paid.

     (e) Limitation Of Fees. Notwithstanding anything herein to the contrary, the aggregate amount payable by MidAmerican pursuant to Sections 9.3(a) and (b) and (c) shall not exceed $95 million and the aggregate amount payable by CalEnergy pursuant to Sections 9.3(a), (b) and (c) shall not exceed $95 million, in each case, plus expenses, as provided in Section 9.3(a).

     Section 9.4. Amendment. This Agreement may be amended by the Boards of Directors of the parties hereto, at any time before or after approval hereof by the stockholders of MidAmerican and CalEnergy and prior to the Effective Time, but after such approvals, no such amendment shall (a) alter or change the Per Share Amount under Article II or (b) alter or change any of the terms and conditions of this Agreement if any of the alterations or changes, alone or in the aggregate, would materially adversely affect the rights of holders of MidAmerican Common Stock or CalEnergy Common Stock, except for alterations or changes that could otherwise be adopted by the Board of Directors of MidAmerican or CalEnergy, without the further approval of such stockholders, as applicable. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 9.5. Waiver. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein, to the extent permitted by applicable law. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE X.

                               GENERAL PROVISIONS

     Section 10.1. Non-Survival; Effect of Representations and Warranties. No representations or warranties in this Agreement shall survive the Effective Time, except as otherwise provided in this Agreement.

     Section 10.2. Brokers. CalEnergy represents and warrants that, except for CSFB and Lehman whose fees have been disclosed to MidAmerican prior to the date of this Agreement, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of CalEnergy. MidAmerican represents and warrants that, except for Dillon Read, whose fees have been disclosed to CalEnergy prior to the date of this Agreement, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of MidAmerican.

     Section 10.3. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (a) when delivered personally, (b) when sent by reputable overnight courier service or (c) when telecopied (which is confirmed by copy sent within one business day by a reputable overnight courier service) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

              (i)  If to CalEnergy or Merger Sub, to:

                           CalEnergy Company, Inc.
                           302 South 36th Street
                           Suite 400
                           Omaha, Nebraska  68131
                           Attn:  Chief Executive Officer
                           Telecopy:  (402) 345-9318
                           Telephone: (402) 341-4500

                           with a copy to:

                           Willkie Farr & Gallagher
                           787 Seventh Avenue
                           New York, New York  10019
                           Attn:  Peter J. Hanlon, Esq.
                           Telecopy:  (212) 728-8111
                           Telephone: (212) 728-8000

                           and

              (ii)  if to MidAmerican, to:

                           MidAmerican Energy Holdings Company
                           666 Grand Avenue
                           Des Moines, Iowa 50306-9244
                           Attn:  Chief Executive Officer
                           Telecopy: (515) 281-2216
                           Telephone: (515) 242-4300

                           with a copy to:

                           LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                           125 West 55th Street
                           New York, New York  10019
                           Attn:  Douglas W. Hawes, Esq.
                           Telecopy: (212) 424-8500
                           Telephone: (212) 424-8000

     Section 10.4. Miscellaneous. This Agreement (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof (other than the Confidentiality Agreement), (b) shall not be assigned by operation of law or otherwise and (c) shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts executed in and to be fully performed in such State, without giving effect to its conflicts of law rules or principles and except to the extent the provisions of this Agreement (including the documents or instruments referred to herein) are expressly governed by or derive their authority from the Iowa Act.

     Section 10.5. Interpretation. When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section or Exhibit of this Agreement, respectively, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     Section 10.6. Counterparts; Effect. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     Section 10.7. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of New York or in New York state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of New York or any New York state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal or state court sitting in the State of New York.

     Section 10.8. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, except for rights of Indemnified Parties as set forth in Section 7.5, nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     Section 10.9. Further Assurances. Each party will execute such further documents and instruments and take such further actions as may reasonably be requested by any other party in order to consummate the Merger and the Reincorporation in accordance with the terms hereof. CalEnergy and MidAmerican expressly acknowledge that, although it is their current intention to effect a business combination among themselves by means of the Merger and the
Reincorporation, it may be preferable for CalEnergy and MidAmerican to effectuate such a business combination by means of an alternative structure in light of the conditions set forth in Sections 8.1(c) and 8.3(d) and (f). Accordingly, if the only conditions to the parties' obligations to consummate the Merger and the Reincorporation which are not satisfied or waived are receipt of CalEnergy Required Consents, CalEnergy Required Statutory Approvals, MidAmerican Required Consents and MidAmerican Required Statutory Approvals that, in the reasonable judgment of MidAmerican or CalEnergy, would be rendered unnecessary by adoption of an alternative structure that otherwise substantially preserves for CalEnergy and MidAmerican the economic benefits of the Merger and the Reincorporation, MidAmerican or CalEnergy, as the case may be, shall notify the other of such judgment no later than 5:00 p.m. Central Time on March 31, 1999 and thereafter the parties shall use their best efforts to effect a business combination among themselves by means of a structure other than the Merger and the Reincorporation that so preserves such benefits; provided, that all material third party and Governmental Authority declarations, filings, registrations, notices, authorizations, consents or approvals necessary for the effectuation of such alternative business combination shall have been obtained and all other conditions to the parties' obligations to consummate the Merger and the Reincorporation, as applied to such alternative business combination, shall have been satisfied or waived.

     Section 10.10. Waiver Of Jury Trial. Each party to this Agreement waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this Agreement.

     Section 10.11. Certain Definitions. The term "affiliate," except where otherwise defined herein, shall mean, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. The term "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

         IN WITNESS WHEREOF, CalEnergy, MidAmerican, Reincorporation Sub and Merger Sub have caused this Agreement as of the date first written above to be signed by their respective officers thereunto duly authorized.





                                    CALENERGY COMPANY, INC.


                                    By:/s/ David L. Sokol
                                          Name:   David L. Sokol
                                          Title:  Chairman and Chief
                                                  Executive Officer


                                    MIDAMERICAN ENERGY HOLDINGS COMPANY


                                    By:/s/ Stanley J. Bright
                                          Name:   Stanley J. Bright
                                          Title:  Chairman, President and
                                                  Chief Executive Officer


                                    MAVH INC.


                                    By:/s/ David L. Sokol
                                          Name:   David L. Sokol
                                          Title:  Chairman and Chief
                                                  Executive Officer


                                    MAVERICK REINCORPORATION SUB, INC.


                                    By:/s/ David L. Sokol
                                          Name:   David L. Sokol
                                          Title:  Chairman and Chief
                                                  Executive Officer

                             INDEX OF DEFINED TERMS


Term                                                                        Page



1935 Act.......................................................................8

Acquisition Proposal..........................................................55
affiliate.....................................................................69
Agreement......................................................................1

CalEnergy..................................................................1, 18
CalEnergy Benefit Plans.......................................................17
CalEnergy Common Stock.........................................................6
CalEnergy Disclosure Schedule..................................................8
CalEnergy Financial Statements................................................12
CalEnergy Joint Venture........................................................8
CalEnergy Material Adverse Effect..............................................7
CalEnergy Meeting.............................................................51
CalEnergy Required Consents...................................................10
CalEnergy Required Statutory Approvals........................................10
CalEnergy SEC Reports.........................................................12
CalEnergy Share Price..........................................................6
CalEnergy Stock Plans..........................................................9
CalEnergy Stockholders' Approval..............................................24
CalEnergy Subsidiary...........................................................8
Closing........................................................................7
Closing Agreement.............................................................15
Closing Date...................................................................7
Code..........................................................................14
Confidentiality Agreement.....................................................49
Consulting Agreement..........................................................55
control.......................................................................69
CSFB..........................................................................24

Dillon Read...................................................................41
Disclosure Schedules..........................................................53
Dissenting Shares..............................................................3

Effective Time.................................................................2
Environmental Claim...........................................................21
Environmental Laws............................................................21
Environmental Permits.........................................................22
ERISA.........................................................................17
Excess Parachute Payments.....................................................38
Exchange Act..................................................................11
Exchange Agent.................................................................4
Exchange Ratio.................................................................6

FERC..........................................................................12
Final Order...................................................................57

GAAP..........................................................................12
Governmental Authority........................................................10

Hazardous Materials...........................................................21
HSR Act.......................................................................50

Indemnified Liabilities.......................................................51
Indemnified Parties...........................................................51
Indemnified Party.............................................................51
Independent Counsel...........................................................51
Iowa Act.......................................................................1
IRS...........................................................................16

Joint Proxy Statement.........................................................31
Joint Venture..................................................................8

Lehman........................................................................24
Liens..........................................................................8

Merger.........................................................................1
Merger Sub.....................................................................1
MidAmerican....................................................................1
MidAmerican Benefit Plans.....................................................35
MidAmerican Common Stock.......................................................1
MidAmerican Disclosure Schedule...............................................25
MidAmerican Financial Statements..............................................30
MidAmerican Joint Venture.....................................................25
MidAmerican Material Adverse Effect...........................................25
MidAmerican Meeting...........................................................50
MidAmerican Option Plan........................................................6
MidAmerican Options............................................................6
MidAmerican Required Consents.................................................28
MidAmerican Required Statutory Approvals......................................28
MidAmerican Rights.............................................................3
MidAmerican Rights Agreement..................................................42
MidAmerican SEC Reports.......................................................30
MidAmerican Stockholders' Approval............................................41
MidAmerican Subsidiary........................................................25
MidAmerican Utility...........................................................26
MidAmerican Utility Preferred Stock...........................................27

Parent.........................................................................3
Parent Common Stock............................................................6
PBGC..........................................................................19
Per Share Amount...............................................................3
Power Act.....................................................................29
Purchaser Information.........................................................13
PURPA.........................................................................11

Reincorporation................................................................3
Reincorporation Sub............................................................1
Release.......................................................................22
Representatives...............................................................48

SEC...........................................................................12
Securities Act................................................................11
Shares......................................................................1, 3
Subsidiary.....................................................................7
Surviving Corporation..........................................................1

Target Party..................................................................64
Tax Return....................................................................14
Tax Ruling....................................................................15
Taxes.........................................................................14

Violation.....................................................................10
Voting Debt....................................................................9